Exhibit 10.41
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CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE
SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO
OMITTED.
AMENDED AND RESTATED
AIRLINE SERVICES AGREEMENT
by and among
PINNACLE AIRLINES CORP.,
PINNACLE AIRLINES, INC.
and
NORTHWEST AIRLINES, INC.
Dated December 15, 2006
Effective as of January 1, 2007

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Section 4.06 Reservation Services	27
Section 4.07 Ticketing Services and Ticketing Procedures	27
Section 4.08 Baggage Handling Services	28
Section 4.09 Air Cargo Handling Services	28
Section 4.10 Use of COMAT	29
Section 4.11 Slots and Route Authorities	30
Section 4.12 Emergency Response and Family Assistance	30

ARTICLE V REVENUES, PAYMENTS AND SETOFF	30

Section 5.01 Revenues	30
Section 5.02 Payments to Pinnacle	30
Section 5.03 Block Hour and Cycle Rates; IOP Program Adjustment	31
Section 5.04 Fixed Costs	33
Section 5.05 Fuel	33
Section 5.06 Direct Expenses	35
Section 5.07 Billing	37
Section 5.08 Monthly Margin Calculation and Payment	37
Section 5.09 Annual Margin Adjustment Payment	37
Section 5.10 Rate Adjustments	39
Section 5.11 Reserved	40
Section 5.12 Revised Annual Margin Adjustment Payment	40
Section 5.13 Scheduled Flight Refund	42
Section 5.14 Performance Goals and Penalties	43
Section 5.15 Pinnacle Change of Control	45
Section 5.16 Credit Card Chargebacks	45
Section 5.17 Returned Checks	46
Section 5.18 Share Purchase	45

ARTICLE VI REPORTING OBLIGATIONS, AUDITING, INSPECTIONS AND CONFIDENTIALITY/PUBLICITY	47

Section 6.01 Reporting Obligations	47
Section 6.02 Audits	47
Section 6.03 Inspections	48
Section 6.04 Confidentiality/Publicity	48

ARTICLE VII NORTHWEST IDENTIFICATION	48

Section 7.01 Identification License	48
Section 7.02 Designator License	49
Section 7.03 New Identifications	49
Section 7.04 Use of Identification	49
Section 7.05 Quality Control	49
Section 7.06 Reservation of Rights	49
Section 7.07 Ownership	49
Section 7.08 Termination	50

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EXHIBITS

Exhibit A-1	Aircraft Lease Form
Exhibit A-2	Engine Lease Form
Exhibit B	Hub City Facility Charges
Exhibit C	Predicted Employee Bonuses and Incentives
Exhibit D	Parity Pay Agreement
Exhibit E	Pass Travel Privileges
Exhibit F	CRJ Fuel Burn (Penalty) Formulas
Exhibit G	Share Purchase Agreement

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AMENDED AND RESTATED
AIRLINE SERVICES AGREEMENT
     THIS AMENDED AND RESTATED AIRLINE SERVICES AGREEMENT (the “Agreement”) is dated the 15th day of December, 2006 and made effective as of the 1st day of January, 2007, by and among PINNACLE AIRLINES CORP., a Delaware corporation (“Pinnacle Corp.”), PINNACLE AIRLINES, INC., a Georgia corporation and a wholly-owned subsidiary of Pinnacle Corp. (“Pinnacle”), and NORTHWEST AIRLINES, INC., a Minnesota corporation (“Northwest”).
WITNESSETH:
     WHEREAS, Pinnacle Corp., Pinnacle and Northwest desire to make certain arrangements between them which will enable Pinnacle to provide Northwest with commercial regional jet air transportation services;
     WHEREAS, Pinnacle and Northwest are parties to an Airline Services Agreement dated as of January 14, 2003, as amended by Amendments No. 1 through No. 5 (collectively, the “2003 ASA”), and Pinnacle Corp., Pinnacle and Northwest desire to amend and restate the 2003 ASA effective as of January 1, 2007;
     WHEREAS, Pinnacle is a wholly-owned subsidiary of Pinnacle Corp;
     WHEREAS, Pinnacle Corp., Pinnacle and Northwest are each willing to perform in the manner and upon the conditions and terms hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Northwest, Pinnacle Corp. and Pinnacle do hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms as defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

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     (3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, or other subdivision.
     “ACARS” means the Aircraft Communications Addressing and Reporting System which provides communications between the Aircraft and Pinnacle with respect to operational matters.
     “Affiliate” means, as applied to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. Solely for purposes of this Agreement, after the Initial Contribution (as defined in the Omnibus Agreement), Pinnacle Corp. and Pinnacle will not be Affiliates of Northwest.
     “Air Cargo” means air freight, United States mail and small package services appropriate for the Aircraft.
     “Air Cargo Handling Services” means the Air Cargo handling services to be performed pursuant to Section 4.09.
     “Aircraft” means, (i) the one hundred twenty-four (124) CRJ-200/440 Canadair Regional Jet aircraft in Pinnacle’s fleet as of December 1, 2006, (ii) the seventeen (17) additional CRJ-200 or CRJ-440 Canadair Regional Jet aircraft when and as such aircraft are added to Pinnacle’s fleet pursuant to the first sentence of Section 3.02(a)(i), and (iii) up to one hundred sixty-three (163) additional CRJ-200/440 Canadair Regional Jet aircraft when, as and if such aircraft are added to Pinnacle’s fleet pursuant to the second sentence of Section 3.02(a)(i). Any Aircraft removed from Pinnacle’s fleet cease to be “Aircraft” hereunder upon the date of such removal.
     “Aircraft Rental Expense” means the Basic Rent charged in the Leases between Northwest and Pinnacle which shall be [***] per Aircraft per month for the CRJ-200/440 Canadair Regional Jet Aircraft.
     “Airlink Carrier” means an airline operating regional jet and/or turboprop air transportation services as a Northwest Airlink carrier pursuant to an airline services agreement between such airline and Northwest.
     “ Airline Assets” means those assets used, as of the date of determination, in the relevant Person’s operation as an air carrier.
     “Annual Operating Plan” shall have the meaning ascribed to such term in Section 2.12.
     “Available CRJ Day” or “ACD” means a CRJ-200 or CRJ-440 Aircraft each day after such Aircraft has been placed in service by Pinnacle and remains in service for

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Northwest (including non-scheduled Aircraft). A CRJ aircraft placed in service by Pinnacle on January 1st would have 31 Available CRJ Days in January.
     “Available CRJ Days Report” means the report of Available CRJ Days to be prepared by Pinnacle pursuant to Section 5.02(a).
     “Baggage Handling Services” means the baggage handling services to be performed pursuant to Section 4.08.
     “Bankruptcy Court” shall have the meaning ascribed to such term in Section 3.02(a)(ii)(E).
     “Base Block Hour Rate” shall have the meaning ascribed to such term in Section 5.03.
     “Base Cycle Rate” shall have the meaning ascribed to such term in Section 5.03.
     “Basic Rent” shall have the meaning ascribed to such term in the Leases.
     “Beneficial Ownership” has the meaning given such term as defined as of the date hereof in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended.
     “Block Hour” means the period of time (in minutes) beginning when an Aircraft first moves from the ramp blocks in connection with a Scheduled Flight, a Non-Scheduled Flight or a Charter Flight and ending when the Aircraft next comes to a stop at the ramp at any station or other point of termination as recorded by ACARS or another mutually agreed system, divided by sixty (60).
     “Block Hour Payment” means the payment for Block Hours to be made pursuant to Section 5.02(b).
     “Block Hour Rate” shall have the meaning ascribed to such term in Section 5.03.
     “Block Hour Report” means the report to be prepared by Pinnacle pursuant to Section 5.02(a).
     “Bombardier Agreement” means the Aircraft Heavy Maintenance Service Agreement between Bombardier Services Corporation and Northwest Airlines, Inc., dated February 1, 2002, as amended or extended by Northwest; provided, however, any material expansion of the scope of services to be performed under the Bombardier Agreement shall be subject to the reasonable approval of Pinnacle.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, options, warrants, participation or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock.
     “Charter Flights” means revenue passenger flights using the Aircraft (other than Scheduled Flights); provided, however, that the operational arrangements and the compensation

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to be received by Pinnacle in respect of such Charter Flights are subject to the same procedures and remuneration as a Scheduled Flight hereunder, unless otherwise mutually agreed by Northwest and Pinnacle. To the extent that inflight catering (food and beverage) exceeds that normally provided for on a Scheduled Flight, the incremental cost and coordination of the catering will be the sole responsibility of Northwest.
     “COMAT” means company material, including but not limited to priority aircraft maintenance parts.
     “Contracted Service Cities” means those Service Cities at which a third party performs substantially all Ground Handling Functions, excluding Hub Cities.
     “CPPI” means the percent increase, if any, in the PPI for finished goods published by the United States Department of Labor, Bureau of Labor Statistics, which increase occurred during the immediately preceding calendar year, defined as (PPI at end of prior calendar year/PPI at end of two years prior)-1, but in no event in excess of five percent (5%) and in no event less than zero. For example, when calculating the block hour rate for 2007 in Section 5.10 (b), CPPI is calculated as follows: (December 2006 PPI / December 2005 PPI) — 1.
     “CPPIB” means the percent increase, if any, in the PPI for finished goods published by the United States Department of Labor, Bureau of Labor Statistics, defined as (PPI at end of prior calendar year/PPI at end of 2002)-1, but in no event will the compound annual growth rate be in excess of five percent (5%) or less than zero. For example, when calculating the block hour rate for 2005 in Section 5.03 (a) CPPIB is calculated as follows: (December 2004 PPI / December 2002 PPI) — 1.
     “CRJ Deliveries Report” means the report of deliveries of CRJ Aircraft to Pinnacle to be prepared by Pinnacle pursuant to Section 5.02(a).
     “Cycle” means an actual takeoff at an origin city and landing at a destination city of an Aircraft in connection with a Scheduled Flight, a Non-Scheduled Flight or a Charter Flight.
     “Cycle Payment” means the payment for Cycles to be made pursuant to Section 5.02(b).
     “Cycle Rate” shall have the meaning ascribed to such term in Section 5.03.
     “Cycle Report” means the report to be prepared by Pinnacle pursuant to Section 5.02(a).
     “Data Communication Equipment” shall have the meaning ascribed to such term in Section 4.04.
     “Default” means the occurrence of an event set forth in Section 10.02 or Section 10.03, and the expiration of any cure period provided therein without cure or other remedial action having occurred, permitting termination of this Agreement.

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     “Designator” means “NW” or such other designator code selected by Northwest from time to time in its sole discretion to identify Northwest’s own flights.
     “Direct Costs” means Northwest’s or Pinnacle’s, as applicable, actual cost for goods and services without any surcharge for administrative or general overhead expenses.
     “DOT” means the United States Department of Transportation or any successor to its functions with respect to the regulation of air transportation.
     “DOT Certification” means any and all certifications and approvals by the DOT, the FAA and other regulatory agencies required for Pinnacle to operate the Aircraft and to perform pursuant to the terms of this Agreement and all Governmental Regulations.
     “Effective Date” means the date specified in Section 10.01 of this Agreement.
     “Equipment” means the Aircraft and Spare Engines.
     “Equipment Rental Expense” means the Aircraft Rental Expense and the Spare Engine Rental Expense.
     “FAA” means the Federal Aviation Administration or any successor organization.
     “Facility Leases” shall have the meaning ascribed to such term in Section 4.03(g).
     “Fixed Cost Payment” means the payment for fixed costs to be made pursuant to Section 5.02(b).
     “Fleet Value” means the total value of the Aircraft in Pinnacle’s fleet used in calculating the premium for Pinnacle’s hull insurance (including war risk).
     “Fuel Burn Penalty Payment” shall have the meaning ascribed to such term in Section 5.05(e).
     “Fuel Price” shall have the meaning ascribed to such term in Section 5.05(b).
     “GAAP” means generally accepted accounting practice and principles at the time prevailing in the United States for companies engaged in businesses similar to that of Pinnacle, consistently applied.
     “GE Agreements” means the Engine Service Agreement between Northwest Airlines, Inc. and GE Engine Services, Inc., dated July 17, 2001, as amended or extended by Northwest, and the General Terms Agreement between General Electric Company and Northwest Airlines, Inc. for CF34-3B1 Turbofan Engines and Support, dated July 11, 2001, as amended or extended by Northwest; provided, however, any material expansion of the scope of services to be performed under the GE Agreements shall be subject to the reasonable approval of Pinnacle.

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     “Governmental Regulations” means the rules and regulations prescribed by an airport authority at a Service City or by any local, state or federal unit of government having authority and jurisdiction to regulate the business and affairs of an air carrier having DOT Certification, including without limitation, the DOT and the FAA.
     “Ground Handling Functions” shall have the meaning ascribed to such term in Section 4.02.
     “Holding Company” means, as applied to a Person, any other Person of whom such person is, directly or indirectly, a Subsidiary.
     “Hub Cities” means Memphis, Tennessee (“MEM”), Minneapolis/St. Paul, Minnesota (“MSP”) and Detroit, Michigan (“DTW”).
     “Identification” means a trade name, trademark, service mark, graphic, logo, distinctive color scheme or other trade dress, domain name and/or other identification or indication of source or origin.
     “Initial Effective Date” means the date specified in Section 10.01 of this Agreement.
     “IOP Payment” means the payment for IOP Program Incidents to be made pursuant to Section 5.02(b).
     “IOP Program Incident” shall mean Northwest’s request that Pinnacle cancel one or more Scheduled Flights as a result of Northwest’s initiation of its Irregular Operating Procedures Program.
     “Lease” means (i) the leases, subleases and/or sub-subleases entered into or to be entered into pursuant to Section 3.03 in respect of the CRJ-200/440 Aircraft substantially in the form of Exhibit A-1, and (ii) the leases, subleases and/or sub-subleases entered into or to be entered into pursuant to Section 3.03 in respect of Spare Engines substantially in the form of Exhibit A-2.
     “Maintenance Facilities” shall have the meaning ascribed to such term in Section 4.03(c).
     “Maintenance Program” shall have the meaning ascribed to such term in the Leases.
     “Major Carrier” means an air carrier (other than Pinnacle and its successors and any Subsidiary thereof or Northwest Airlines, Inc. and its successors and any Subsidiary thereof), the annual passenger revenues of which (including its Subsidiaries’ predecessor entities) for the most recently completed fiscal year for which audited financial statements are available are in excess of the Revenue Threshold as of the date of determination (or the U.S. dollar equivalent thereof).

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     “Margin” means the operating margin determined in accordance with Sections 5.09 and 5.12.
     “Margin Adjustment Payment” means the payment to be made pursuant to Sections 5.09 and 5.12.
     “Margin Payment” means the payment to be made pursuant to Sections 5.08 and 5.11.
     “Mesaba” means Mesaba Aviation, Inc., a Minnesota corporation, and/or Mesaba Holdings, Inc., a Minnesota corporation, and their respective successors and/or assigns.
     “Non-Scheduled Flights” means all flights using the Aircraft which are not Scheduled Flights or Charter Flights.
     “Northwest Schedule Period” means the planned duration of various time periods for which Northwest’s flight schedule is for sale in computer reservation systems.
     “Northwest Service Cities” means those Service Cities at which Northwest employees perform substantially all Ground Handling Functions and Northwest provides required facilities.
     “Northwest Tickets” shall have the meaning ascribed to such term in Section 4.07(a).
     “NW Identification” means any Identification specifically selected by Northwest from time to time in its sole discretion for use by Pinnacle in connection with the Regional Airline Services (including without limitation “Northwest Airlink” or any similar name).
     “Option Term” means (i) a period of six (6) months following the date of termination if this Agreement is terminated by Northwest pursuant to Section 10.02 or Section 10.03; or (ii) a period of thirty (30) days following the date of termination if this Agreement is terminated by Northwest pursuant to Section 10.01.
     “Performance Criteria” shall have the meaning ascribed to such term in Section 5.14(a).
     “Performance Period” means each six (6) month period ending on a June 30 or December 31 occurring during the term of this Agreement.
     “Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.
     “Pinnacle Affected Company” means (a) Pinnacle and its successor, (b) any Holding Company of Pinnacle, or (c) any Subsidiary of Pinnacle or its successor or of any Holding Company of Pinnacle, that in each such case owns, directly or indirectly, all or

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substantially all of the Airline Assets of Pinnacle or its successor, such Holding Companies of Pinnacle and such Subsidiaries, taken as a whole.
     “Pinnacle Change of Control” means:
     (i) the direct or indirect acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Beneficial Ownership of 20% or more of the Capital Stock or Voting Power of a Pinnacle Affected Company; provided, however, that a Pinnacle Change of Control will not be deemed to have occurred if the holder of Pinnacle Corp.’s Series A Preferred Stock has taken any action pursuant to Pinnacle Corp’s certificate of incorporation to permit an acquisition contemplated by this clause (i); or
     (ii) the direct or indirect acquisition by a Major Carrier, any of its Affiliates or any combination thereof of Beneficial Ownership of 10% or more of the Capital Stock or Voting Power of a Pinnacle Affected Company;
provided, however, that from and after Pinnacle’s compliance with Section 5.18 of the Agreement, “Pinnacle Change of Control” shall mean:
     (i) the direct or indirect acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of Beneficial Ownership of 25% or more of the Capital Stock or Voting Power of a Pinnacle Affected Company; or
     (ii) the direct or indirect acquisition by a Major Carrier, any of its Affiliates or any combination thereof of Beneficial Ownership of 10% or more of the Capital Stock or Voting Power of a Pinnacle Affected Company.
     “Pinnacle Identification” means any Identification selected by Pinnacle from time to time for use in connection with the business of Pinnacle and/or Pinnacle Corp.
     “Pinnacle Service Cities” means those Service Cities at which Pinnacle employees perform substantially all Ground Handling Functions and Pinnacle provides required facilities.
     ”PPI” means Producer Price Index for finished goods published by the United States Department of Labor, Bureau of Labor Statistics, and, if no longer published, any comparable successor index selected by Northwest.
     “QECs” mean quick engine change kits.
     “Regional Airline Services” means the provisioning by Pinnacle to Northwest of Scheduled Flights and Charter Flights using the Aircraft in accordance with this Agreement.
     “Renewal Term” shall have the meaning ascribed to such term in Section 10.01.

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     “Revenue Passenger” means a revenue passenger flown on a Scheduled Flight or a Charter Flight.
     “Revenue Threshold” means five hundred million dollars ($500,000,000), as such amount may be increased based on the amount by which, for any date of determination, the most recently published Consumer Price Index for all-urban consumers published by the Department of Labor (the “CPI”) has increased to such date above the CPI for calendar year 2001. For purposes hereof, the CPI for calendar year 2001 is the monthly average of the CPI for the 12 months ending on December 31, 2001.
     “Scheduled Flights” means revenue passenger flights (other than Charter Flights) using the Aircraft which, regardless of frequency, are held out to the public and published in the customary and applicable schedule distribution systems, such as the Official Airline Guide, or published by Northwest in its own system timetables. In addition, Scheduled Flights shall include all regularly scheduled flights which are not revenue passenger flights as determined by Northwest in its sole discretion.
     “Section 5.05 Report” means the report of Section 5.05 expenses to be prepared by Pinnacle pursuant to Section 5.02(a).
     “Section 5.06 Report” means the report of Section 5.06 expenses to be prepared by Pinnacle pursuant to Section 5.02(a).
     “Service Cities” means those cities identified from time to time by Northwest to which Pinnacle shall provide Regional Airline Services.
     “Spare Engine Rental Expense” means the Basic Rent charged in the Leases between Northwest and Pinnacle for the Spare Engines.
     “Spare Engines” means (i) the nine (9) General Electric CF34-3B1 spare engines (including QECs where applicable in accordance with the respective Spare Engine Lease) in Pinnacle’s fleet as of December 1, 2006, and (ii) additional CF34-3B1 spare engines (including QECs where applicable in accordance with the respective Spare Engine Lease) when, as and if such spare engines are added to Pinnacle’s fleet pursuant to Section 3.02. Any Spare Engine removed from Pinnacle’s fleet ceases to be a “Spare Engine” hereunder upon the date of such removal.
     “Subsidiary” of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 40% of the total Voting Power thereof or the Capital Stock thereof is at the time Beneficially Owned or controlled, directly or indirectly by (1) such Person, (2) such Person and one or more Subsidiaries of such Person, or (3) one or more Subsidiaries of such Person.
     “Support Agreements” shall have the meaning ascribed to such term in Section 3.08.
     “Termination Date” means the date on which this Agreement terminates pursuant to Article X.

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     “Ticket Taxes and Fees” means any taxes pursuant to Sections 4261 or 4271 of the U.S. Internal Revenue Code of 1986, as amended or succeeded, on any amounts paid by customers for transportation of persons or packages by air, and any passenger facility charges, airport improvement fees, security fees or charges, stamp taxes, excise taxes, value-added taxes (in the nature of a sales or use tax), gross receipts taxes (in the nature of a sales or use tax), U.S. APHIS user fees, U.S. Customs user fees, U.S. Immigration user fees, and any other taxes and/or user fees imposed by any domestic or foreign governmental entity, airport or taxing authority on a per-passenger basis on any amounts paid by customers for transportation of persons or packages by air.
     “Ticketing Services” means the ticketing services to be performed pursuant to Section 4.07.
     “Total Operating Cost” means all expenses directly associated with the provision of Regional Airline Services under this Agreement, including but not limited to those generally recognized as overhead, determined in accordance with GAAP. For the avoidance of doubt, Total Operating Cost does not include net interest expense and those items that are classified as extraordinary on the audited financial statements.
     “Total Operating Income” means Total Operating Revenue minus Total Operating Cost.
     “Total Operating Revenue” means the amounts Pinnacle receives from Northwest pursuant to Section 5.02 or Section 5.14 (including penalties accounted for as a reduction to revenue) of this Agreement, plus any revenues Pinnacle receives as a result of performing ground handling services for Mesaba or other airlines (as and if approved by Northwest), plus any payments Pinnacle receives from a governmental entity intended to reimburse Pinnacle for lost revenue, an inability to cover incurred operating expenses, or as a reimbursement or offset to incurred expenses.
     “Traffic Referral” shall have the meaning ascribed to such term in Section 4.07(e).
     “Traffic Manifest” shall have the meaning ascribed to such term in Section 4.09(a).
     “Transaction Documents” means this Agreement, the Assumption and Claim Resolution Agreement, dated as of the date hereof, among the parties hereto, the Share Purchase Agreement, dated as of the date hereof, between Northwest and Pinnacle Corp., and amendments to the Leases, dated on or about the date hereof, to be made in connection with the foregoing agreements.
     “Voting Power” means, as of the date of determination, the voting power in the general election of directors, managers or trustees, as applicable.
     “2003 ASA” shall have the meaning ascribed to such term in the preamble of this Agreement.

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ARTICLE II
PROVISION OF REGIONAL AIRLINE SERVICES
     Section 2.01 Operation of Scheduled Flights. Subject to the terms and conditions of this Agreement, Pinnacle shall use the Aircraft to operate Scheduled Flights and Charter Flights as shall be designated by Northwest from time to time in Northwest’s sole discretion. All schedules and aircraft routing for such Scheduled Flights and all utilization of the Aircraft shall be determined by Northwest from time to time, in its sole discretion, subject to the reasonable operating constraints of Pinnacle taking into consideration reasonable maintenance, crew training and Aircraft rotation requirements. Scheduled block times shall be set in accordance with Northwest’s standards unless otherwise mutually agreed by Northwest and Pinnacle. Minimum turn times shall be mutually agreed to by Pinnacle and Northwest and set in conformity with standard industry practices and Aircraft type.
     Section 2.02 Use of Designator, NW Identification and Related Matters. Subject to the applicable provisions of Article VII below, Pinnacle shall operate the Scheduled Flights and Charter Flights provided under this Agreement using the Designator. The Scheduled Flights and Charter Flights shall be identified by Pinnacle solely with flight numbers assigned by Northwest. Subject to the applicable provisions of Article VII below, Pinnacle shall use only the NW Identification for the Aircraft (except as otherwise required by Governmental Regulations), and for all facilities (including Maintenance Facilities), signage, equipment, uniforms and advertising, promotional and business materials in any form or media that are used in connection with the Regional Airline Services; provided, however, all Pinnacle uniforms (including the use of the NW Identification thereon) shall be determined by Northwest, provided that such uniforms shall at all times be consistent with Northwest’s existing uniform standards. Pinnacle shall not use the Pinnacle Identification for the Aircraft (except as required by Governmental Regulation), facilities (including Maintenance Facilities), signage, equipment, uniforms or advertising, promotional or business materials in any form or media that are used in connection with the Regional Airline Services; provided, however, nothing in the foregoing prohibition shall preclude Pinnacle from using the Pinnacle Identification for general corporate purposes, investor relations, on crew wings and employee service pins, and for purposes that are not covered by the foregoing prohibition and do not involve interaction with customers or passengers.
     Section 2.03 Use of Other Designators. Pinnacle shall not use on the Aircraft the airline designator, Identification, or any other identifying feature of a foreign or United States airline other than Northwest, without the express prior written consent of Northwest, or unless Northwest directs Pinnacle to use such other designator, Identification, or identifying feature.
     Section 2.04 Personnel and Dispatch Control. Pinnacle shall be responsible for providing all crews (flight and cabin) to operate the Scheduled Flights and any Charter Flights and for all aspects (personnel and other) of dispatch control, including but not limited to load control.
     Section 2.05 Inventory Management. Northwest shall have complete control over all inventory management functions for all Scheduled Flights and Charter Flights operated pursuant to this Agreement, including, without limitation, overbooking levels, discount seat

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levels, and allocation of seats among the various fare buckets. In performing Pinnacle’s inventory management, Northwest shall conform in all material respects to its own procedures and standards, taking into account the type of Aircraft operated by Pinnacle.
     Section 2.06 Passenger Fares. Northwest shall be the sole authority for filing tariffs for Scheduled Flights operated pursuant to this Agreement, and Northwest shall establish all passenger fares for Scheduled Flights and Charter Flights operated pursuant to this Agreement. All charges for filing of fares or tariffs for Scheduled Flights operated pursuant to this Agreement shall be paid by Northwest.
     Section 2.07 DOT Certification. Pinnacle has and shall maintain DOT Certification and all other permits, licenses, certificates and insurance required by governmental authorities and Article IX hereof to enable Pinnacle to perform the services required by this Agreement.
     Section 2.08 Compliance With Governmental Regulations. All flight operations, dispatch operations and flights and all other operations undertaken by Pinnacle pursuant to this Agreement shall be conducted and operated by Pinnacle in strict compliance with all Governmental Regulations, including, without limitation, those relating to airport security, the use and transportation of hazardous materials, flight crew and mechanic qualifications and licensing requirements, crew training and hours. All Equipment shall be operated and maintained by Pinnacle in strict compliance with all Governmental Regulations, Pinnacle’s own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturer’s instructions. At all times, Pinnacle shall operate with the highest standards of care.
     Section 2.09 Quality of Service. Northwest policies, procedures, performance standards (including but not limited to Northwest’s “Customers First” customer service plan) and means of measurement thereof concerning the provision of air passenger and air cargo services shall be applicable to all services provided by Pinnacle under this Agreement. Pinnacle shall achieve at least the same quality of airline service provided by Northwest, subject to limitations imposed by the type of Aircraft used by Pinnacle, its route network, the availability of equipment and facilities at the Service Cities and the performance by Northwest of its obligations under this Agreement. Pinnacle shall maintain adequate staffing levels to ensure at least the same level of customer service and operational efficiency that Northwest achieves; Pinnacle shall cooperate with Northwest in any way necessary or desirable to provide such comparable level of customer service in connection with the operation of Regional Airline Services; and Pinnacle shall maintain new hire and recurrent training programs for all job descriptions which are reasonably acceptable to Northwest.
     Section 2.10 Service Standards. Without limiting Section 2.09, Pinnacle shall achieve the following specific performance standards (subject to Section 5.15(b)(iii) and (iv) below):
     (a) Minimum Completion Factor. Pinnacle shall achieve not less than a [***] completion factor for all Scheduled Flights which are scheduled to be operated by Pinnacle during each Performance Period. Scheduled Flights which are

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cancelled at Northwest’s request (as determined by Northwest’s System Operations Control (“SOC”) operations reporting group) will not be included in calculating Pinnacle’s completion factor, and station overflys due to no passenger load will not be considered a cancellation.
     (b) Minimum On-Time Reliability. Pinnacle shall achieve a [***] on-time arrival within zero minutes factor and a [***] on-time departure within zero minutes factor for all Scheduled Flights which are scheduled to be operated by Pinnacle during each Performance Period. Scheduled Flights which are delayed at Northwest’s request will not be included in calculating Pinnacle’s on-time arrival and on-time departure factors.
     (c) Mishandled Luggage Factor. The number of incidents of mishandled luggage by Pinnacle shall not exceed twelve [***] enplaned revenue passengers during any Performance Period. The number of incidences of mishandled luggage shall be determined by Northwest by dividing (i) the total number of Pinnacle-caused claims at Pinnacle Service Cities, Northwest Service Cities, Contracted Service Cities and the Hub Cities during the applicable Performance Period, by (ii) the total number of enplaned revenue passengers during such Performance Period as reported by Northwest. Notwithstanding the foregoing, the parties agree that incidents of mishandled luggage where (i) DTW is the responsible station, and (ii) such incidents are not due to Pinnacle’s actions, will not be included in the mishandled luggage factor unless and until Pinnacle performs luggage handling for its Scheduled Flights at DTW. In the event incidents of mishandled luggage at DTW are excluded from the mishandled luggage factor pursuant to the preceding sentence, the number of enplaned revenue passengers at DTW during the corresponding time period will also be excluded from the mishandled luggage factor, and no penalties will be applicable as to such passengers. The parties further agree that mishandled luggage at MSP will not be included in the mishandled luggage factor in the event Mesaba fails to perform luggage handling in accordance with the standards set forth in the handling agreement between Pinnacle and Mesaba and Northwest is unable to make sufficient space available at MSP to allow Pinnacle to perform luggage handling for its Scheduled Flights or make other mutually satisfactory luggage handling arrangements. In the event incidents of mishandled luggage at MSP are excluded from the mishandled luggage factor pursuant to the preceding sentence, the number of enplaned revenue passengers at MSP during the corresponding time period will also be excluded from the mishandled luggage factor, and no penalties will be applicable as to such passengers.
     (d) Customer Complaints Factor. The number of customer complaints received by Northwest in respect of Regional Airline Services shall not exceed [***] enplaned revenue passengers during any Performance Period. The number of customer complaints shall be determined by Northwest by dividing (i) the total number of Pinnacle -caused complaints during the applicable Performance Period, by (ii) the total number of enplaned revenue passengers during such Performance Period as reported by Northwest.

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     (e) Vendor Performance. Northwest intends to enter into one or more ground handling agreement(s) to handle Pinnacle flights in DTW and MSP with a Northwest-selected vendor(s). If Northwest enters into such an agreement, then Northwest agrees that such agreement will include performance metrics substantially similar to the performance metrics in the ground handling services agreement between Northwest and Pinnacle in place as of January 1, 2007. Should the vendor not meet or exceed the performance standards in the ground handling agreement for any three month period in MSP or DTW, then the “s” coded delays and cancels at the applicable airport will be removed from Pinnacle’s performance for the applicable period in determining whether Pinnacle has satisfied the performance metrics under this Agreement. Should Pinnacle be the ground handler in MSP or DTW, the “s” coded delays or cancel will remain. If Northwest does not enter into an agreement with a Northwest-selected vendor to handle Pinnacle flights in DTW and MSP, or if Northwest enters into such an agreement but such agreement does not include performance metrics substantially similar to the performance metrics in the ground handling services agreement between Northwest and Pinnacle in place as of January 1, 2007, and the vendor handling Pinnacle flights in DTW and MSP does not, for any three month period in MSP or DTW, meet or exceed the performance metrics in the ground handling services agreement between Northwest and Pinnacle in place as of January 1, 2007 (notwithstanding that such metrics may not be applicable to such vendor as between such vendor and Northwest), then the “s” coded delays and cancels at the applicable airport will be removed from Pinnacle’s performance for the applicable period in determining whether Pinnacle has satisfied the performance metrics under this Agreement
     Section 2.11 Service Recovery
     (a) Passenger Amenities. Pinnacle agrees to provide passenger amenities, including, without limitation, denied boarding compensation, which Northwest provides under Rule 245 of the Domestic General Rules No. 1 issued by Airline Tariff Publishing Co. and ATA Resolution No. 120.20 or pursuant to any similar contractual arrangement now existing or hereafter in effect or applicable to Northwest. In any Pinnacle Service City, Contracted Service City or Hub City, Pinnacle agrees (i) to handle oversold Scheduled Flights and the payment of denied boarding compensation in accordance with Northwest’s standard policies and procedures, (ii) to pay the full cost of providing passenger amenities (either directly to the affected passengers or to Northwest as reimbursement for the amounts paid by Northwest to such passengers) with the exception of denied boarding compensation resulting from inventory oversales or other actions of Northwest, and (iii) to report all denied boarding data to Northwest via both the standard Northwest Ticket Agent Report (“TAR”) and the standard Northwest Yield Management Flight Close-Out Denied Boarding Mask (“MASK”). In any Pinnacle Service City, Contracted Service City or Hub City, for denied boarding compensation resulting from inventory oversales or the actions of Northwest, Pinnacle will pay the appropriate amount of denied boarding compensation to the affected passengers and will invoice Northwest for such amount pursuant to Section 5.07 below. Any such invoice will include sufficient detail and supporting documentation to allow Northwest to verify the

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invoiced amount. Notwithstanding the foregoing, Pinnacle shall be responsible for any discrepancy between the TAR and the MASK, and Northwest will invoice Pinnacle for any amounts due based on reconciliation of those two reports. In Northwest Service Cities, Northwest will provide all passenger amenities, including but not limited to baggage delivery, at its sole cost.
     (b) Destination by other Means. If Pinnacle transports a revenue passenger to his or her destination by another means (bus, train, taxi, etc.) due to a flight cancellation, Northwest shall reimburse Pinnacle for the actual transportation costs incurred to transport the passenger by such other means; provided, however, that if the flight cancellation is necessitated by acts of Pinnacle (e.g., crew curfews, maintenance-related delays, etc.), Pinnacle will pay the costs incurred to transport the passenger by such other means. Pinnacle shall use its best efforts to minimize the transportation of passengers by other means and the costs associated therewith.
     Section 2.12 Annual Operating Plan. At least 90 days prior to January 1 of each year during the term of this Agreement, Pinnacle and Northwest shall confer and prepare an operating plan for the succeeding calendar year, which plan shall include (i) Northwest’s forecast with respect to the schedule and routing for all Scheduled Flights for such year, (ii) Northwest’s forecast of the Service Cities to which Pinnacle shall operate Regional Airline Services, (iii) Northwest’s forecast of specific dates for the commencement of service to new Service Cities, if any, (iv) Northwest’s forecast of the number of Aircraft to be added to or removed from Pinnacle’s fleet (subject to Section 3.02), and (v) such other matters as Northwest and Pinnacle shall determine (as amended in accordance with this Section 2.12, the “Annual Operating Plan”). Northwest and Pinnacle shall meet and confer on a quarterly basis (or more frequently if requested by either Northwest or Pinnacle) to review the implementation of the Annual Operating Plan and to discuss any changes to the Annual Operating Plan. In the event Northwest elects to alter the Annual Operating Plan during the course of a year, Northwest shall use its reasonable best efforts to provide at least sixty (60) days prior notice to Pinnacle. Notwithstanding the foregoing provisions of Section 2.12, Northwest shall promptly notify Pinnacle of any determination by Northwest to increase or decrease Pinnacle’s fleet size, and, except as provided in Section 3.02(a)(ii) and Section 3.02 (a)(iii) below, Northwest shall give Pinnacle no less than ninety (90) days prior notice. Northwest agrees that any substantial increases in Pinnacle’s fleet size pursuant to the preceding sentence are subject to Pinnacle’s reasonable operating constraints.
     Section 2.13 Inflight Food, Beverages and Supplies. Unless otherwise mutually agreed, Pinnacle will provide Aircraft catering services, food and beverages for passengers and crews on Scheduled Flights in accordance with Northwest’s specifications and directions and at Pinnacle’s sole cost. Pinnacle shall be solely responsible for maintaining all licenses necessary for the serving of inflight food and beverages on Scheduled Flights. Northwest shall furnish Pinnacle, at Northwest’s sole cost, adequate supplies of its customary inflight supplies including, but not limited to, the Northwest inflight magazine, cups, napkins, pillows, blankets, trash bags, sick sacks, lavatory supplies, creamers, swizzle sticks and sugar in a form similar or identical to that used by Northwest. Notwithstanding anything to the contrary in this Agreement, Northwest may, at its option, require Pinnacle upon ninety (90) days prior written notice to utilize Northwest or a Northwest-designated contract agent to provide catering

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services, food and beverages for passengers and crews on Scheduled Flights, provided that (i) the Block Hour Rates set forth in Section 5.03 below are adjusted as necessary to eliminate the costs of catering services, food and beverages that were included in establishing the Block Hour Rates, and the Direct Costs to Pinnacle of the new arrangement will be reimbursed pursuant to Section 5.06 below, and (ii) the service standards applicable to any such Northwest-designated contract agent are either reasonably satisfactory to Pinnacle or no less stringent than the standards applicable to Northwest’s own operations.
     Section 2.14 Exclusivity Arrangements. During the term of this Agreement, neither Pinnacle Corp., Pinnacle, nor any Affiliate of Pinnacle Corp. shall operate any flights to or from the Hub Cities using its own airline code or the airline code, logo, or any other identifying feature of a foreign or United States airline (other than Northwest) without the express prior written consent of Northwest. Nothing in this Agreement shall preclude Northwest from (i) entering into code share, alliance or other commercial cooperation arrangements with any other airline, or (ii) entering into similar or other arrangements with other carriers for the provisioning of regional airline services using Canadair Regional Jets, turboprop aircraft or any other aircraft to or from the Hub Cities, the same Service Cities or elsewhere.
     Section 2.15 Other Operations. Pinnacle Corp. and/or an Affiliate of Pinnacle Corp. (including Pinnacle) may acquire aircraft and operate air transportation services in its own name or on behalf of or in cooperation with an airline other than Northwest, subject to Section 2.14, Section 6.01(b) and Section 6.02(a) and the following conditions: (a) prior to the commencement of the operation of twenty-four (24) or more aircraft by Pinnacle, Pinnacle Corp. and/or an Affiliate of Pinnacle Corp. in its own name or on behalf of or in cooperation with an airline other than Northwest, Pinnacle shall provide Northwest with at least ninety (90) days advance written notice of the date on which such level of operations will commence, (b) the parties shall negotiate in good faith an adjustment to the Fixed Cost Payment resulting from the operating cost efficiencies to be achieved by Pinnacle or to be shared between Pinnacle and the newly commenced operation by Pinnacle Corp. and/or an Affiliate of Pinnacle Corp., (c) any reductions in the Fixed Cost Payment shall be effective on the date the twenty-fourth aircraft commences operation, and (d) if the parties are unable to reach agreement with respect to such adjustment to the Fixed Cost Payment within thirty (30) days after the twenty-fourth aircraft commences operation, then the parties shall submit the dispute to arbitration in accordance with Section 5.10(f) below.
ARTICLE III
EQUIPMENT
     Section 3.01 Use of the Equipment. Pinnacle agrees (a) that the Equipment shall be used only to provide and/or support the Regional Airline Services contemplated by this Agreement, and (b) that the Equipment shall not be used by Pinnacle for any other purpose without the prior written consent of Northwest.

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     Section 3.02 Fleet Size and Related Matters.
     (a) Determination of Fleet Size. As of December 1, 2006, Pinnacle’s fleet consisted of one hundred twenty-four (124) CRJ-200/440 Canadair Regional Jet aircraft and nine (9) Spare Engines.
     (i) Equipment Additions. Northwest and Pinnacle agree that an additional fifteen (15) CRJ-200/440 Aircraft shall be added to Pinnacle’s fleet on or before January 31, 2007, one (1) additional CRJ-200/440 Aircraft shall be added to Pinnacle’s fleet on or before August 31, 2007 and one (1) additional CRJ-200/440 Aircraft shall be added to Pinnacle’s fleet on or before December 31, 2007 (the “Seventeen Aircraft”). In addition, Northwest may, at its option and sole discretion, place up to an additional one hundred sixty-three (163) CRJ-200/440 Canadair Regional Jet Aircraft and twenty-four (24) Spare Engines in Pinnacle’s fleet.
     (ii) Equipment Removal Rights. Northwest and Pinnacle agree that Northwest shall have the following equipment removal rights:
     (A) if Northwest places CRJ-200/440 Aircraft in Pinnacle’s fleet pursuant to the second sentence of Section 3.02(a)(i), Northwest shall have the right upon at least ninety (90) days prior written notice to remove one or more such CRJ-200/440 Aircraft (and related Spare Engines) selected by Northwest from Pinnacle’s fleet;
     (B) if Pinnacle has not reached an agreement with its pilots for a new collective bargaining agreement by March 31, 2007, Northwest shall have the right to remove from Pinnacle’s fleet the CRJ-200/440 Aircraft placed with Pinnacle pursuant to the first sentence of Section 3.02(a)(i) above and Northwest’s obligation to place additional CRJ-200/440 Aircraft with Pinnacle pursuant to the first sentence of Section 3.02(a)(i) above shall be terminated as of March 31, 2007; provided, however, that such Aircraft shall be removed at a rate of no more than three Aircraft in any one-month period; and further provided that if Pinnacle has reached an agreement with its pilots for a new collective bargaining agreement by March 31, 2007, then on or prior to the later of March 31, 2007 or the 30th day after Pinnacle reaches such an agreement, Northwest shall designate, in its sole discretion, either a three (3) year term or a ten (10) year term (commencing effective as of January 1, 2007) for all of the CRJ-200/440 Aircraft placed (or to be placed) with Pinnacle pursuant to the first sentence of Section 3.02(a)(i) above, and such Aircraft shall be removed from Pinnacle’s fleet at the expiration of such time period;
     (C) from and after the date on which Pinnacle has entered into an agreement with one or more other air carriers with respect to the operation of at least twenty (20) additional regional jet aircraft in Pinnacle’s fleet, Northwest may, at its option, elect to remove one (1) CRJ-200/440 Aircraft and related Spare Engines selected by Northwest from Pinnacle’s base fleet of one hundred twenty-four (124) CRJ-200/440 Aircraft (and related Spare Engines) for every two (2) regional jet aircraft operated for such other air carrier(s) which are added to Pinnacle’s fleet above the twenty (20) additional regional jet aircraft operated for such other air carrier(s); provided, however, that (1) Northwest shall provide Pinnacle with at least six (6) months prior written notice of exercise of Northwest’s option to remove Equipment from Pinnacle’s fleet pursuant to this provision, (2) Northwest shall not remove more than twenty (20) CRJ-200/440 Aircraft and related Spare Engines from Pinnacle’s fleet pursuant to this provision,

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and in any twelve month period Northwest shall not remove more than five (5) CRJ-200/440 Aircraft and related Spare Engines from Pinnacle’s Fleet pursuant to this provision, (3) the CRJ-200/440 Aircraft and related Spare Engines removed from Pinnacle’s fleet pursuant to this provision shall not be operated with the Designator and shall not be operated by a third party under any type of operating, codeshare or other arrangement with Northwest, and (4) Northwest shall receive the CRJ-200/440 Aircraft and related Spare Engines removed from Pinnacle’s fleet pursuant to this provision in “as is” condition, and, notwithstanding the terms of any of the applicable Leases to the contrary, Pinnacle shall not be required to meet the return conditions contained in the applicable Leases;
     (D) from and after the date on which additional aircraft are added to Pinnacle’s fleet for a term extending at least until the Termination Date, which carry the Designator and are configured with seventy (70) or more seats (the “Replacement Aircraft”), Northwest may, at its option, remove one CRJ-200/440 Aircraft and related Spare Engines from Pinnacle’s base fleet of one hundred twenty-four (124) CRJ-200/440 Aircraft (and related Spare Engines) for each Replacement Aircraft added to Pinnacle’s fleet; provided, however, that (1) Northwest shall provide Pinnacle with at least six (6) months prior written notice of exercise of Northwest’s option to remove Equipment from Pinnacle’s fleet pursuant to this provision, and (2) Northwest shall receive the CRJ-200/440 Aircraft and related Spare Engines removed from Pinnacle’s fleet pursuant to this provision in “as is” condition, and, notwithstanding the terms of any of the applicable Leases to the contrary, Pinnacle shall not be required to meet the return conditions contained in the applicable Leases;
     (E) Pinnacle acknowledges that on September 14, 2005 Northwest filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code and Northwest’s bankruptcy proceeding is pending in the United States Bankruptcy Court in the Southern District of New York (the “Bankruptcy Court”). If, prior to Northwest’s emergence from bankruptcy, an agreement is reached between Northwest and another Major Carrier that is intended to result in a merger of the carriers or the acquisition of one carrier by the other, Northwest may, at its option, elect prior to Northwest’s emergence from bankruptcy to remove any Aircraft (and related Spare Engines) placed in Pinnacle’s fleet pursuant to Section 3.02(a)(i) above plus up to twenty-four (24) additional Aircraft (and related Spare Engines) (the “Twenty-Four Aircraft”); provided, however that such Aircraft (and related Spare Engines) shall be removed at a rate of no more than three Aircraft (and related Spare Engines) being removed in any one-month period, and Northwest shall receive such Aircraft (and related Spare Engines) removed from Pinnacle’s fleet pursuant to this provision in “as is” condition, and, notwithstanding the terms of any of the applicable Leases to the contrary, Pinnacle shall not be required to meet the return conditions contained in the applicable Leases;
     (F) from and after January 1, 2008, in the event of a Pinnacle Change of Control, Northwest may, at its option, remove CRJ-200/440 Aircraft and related Spare Engines from Pinnacle’s fleet pursuant to Section 5.15(b) below; and
     (G) from and after December 31, 2017, Northwest may, at its option, remove CRJ-200/440 Aircraft and related Spare Engines from Pinnacle’s fleet upon the expiration of the applicable head leases.

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In the event any Equipment is removed from Pinnacle’s fleet, Pinnacle shall cooperate with Northwest in good faith with respect to transition services, transfer of aircraft records and related ancillary arrangements. For the avoidance of doubt, each of Northwest’s Equipment removal rights pursuant to this Section 3.02(a)(ii) is independent of each other removal right, and the exercise of removal rights under one provision shall not reduce Northwest’s removal rights under any other provision.
     (iii) Additional Equipment Removal Rights. Notwithstanding Section 3.02(a)(ii), in the event of (A) a labor action or other event giving rise to Northwest’s right to terminate this Agreement pursuant to Section 10.03(e) and (B) Northwest has not yet exercised its termination rights, (1) Northwest shall have the right to terminate Leases for, and take immediate possession of, up to seventy-four (74) CRJ 200/440 Aircraft and related Spare Engines selected by Northwest, and (2) if the labor action or other event continues beyond 45 days Northwest shall have the right to select and terminate Leases for, and take immediate possession of, up to that number of CRJ 200/440 Aircraft in excess of fifty (50) and the related Spare Engines.
     (iv) Unscheduled Aircraft. Subject to Pinnacle’s approval, which shall not be unreasonably withheld, Northwest shall determine the appropriate level of unscheduled Aircraft to be included in Pinnacle’s fleet from time to time.
     (v) Spare Engine Requirements. With respect to the appropriate quantity of Spare Engines to be included in Pinnacle’s fleet in the event of Aircraft removal or placement of additional Aircraft with Pinnacle, Northwest and Pinnacle shall mutually determine the appropriate quantity of Spare Engines to be included in Pinnacle’s fleet from time to time.
     Section 3.03 Lease of the Equipment. As of the December 1, 2006, Pinnacle and Northwest (and/or an Affiliate of Northwest) have entered into Leases with respect to the one hundred twenty-four (124) CRJ-200/440 Aircraft and nine (9) Spare Engines in Pinnacle’s fleet and agree to enter into (or, as to Northwest, Northwest agrees to cause such affiliate as Northwest may designate to enter into) (a) amendments to the Leases as required to implement the terms of this Agreement as amended, and (b) a Lease with respect to each additional CRJ-200/440 Aircraft and each additional Spare Engine added to Pinnacle’s fleet when and as Northwest takes delivery of such additional Equipment if Northwest has determined to use such Equipment for Regional Airline Services pursuant to this Agreement.
     Section 3.04 Terms of the Leases. Each Lease for the CRJ-200/440 Aircraft and the Spare Engines shall be substantially in the forms of Exhibit A-1 and Exhibit A-2, respectively, and shall include the following terms:
     (a) the term of each Lease shall be for a period ending on the Termination Date; provided, however, no Lease shall be for a term longer than the term of the related head lease, if any;
     (b) the rent for Aircraft shall equal the Aircraft Rental Expense and shall be payable monthly in advance;

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     (c) the rent for Spare Engines shall equal the Spare Engine Rental Expense and shall be payable monthly in advance; and
     (d) the Leases shall include such terms as are necessary to conform provisions of the Leases to the head lease and to any ancillary documents actually entered into by Northwest or its affiliate in connection with such Equipment (to the extent Northwest requests conformation).
     Notwithstanding the foregoing provisions of this Section 3.04 or the provisions of any Lease, the parties agree that the security deposit for the one hundred twenty-four (124) CRJ-200/440 Aircraft in Pinnacle’s fleet as of the date hereof shall equal the [***] ([***] per Aircraft) currently deposited with Northwest and no additional security deposit shall be required for the placement of up to seventeen (17) additional CRJ-200/440 Aircraft with Pinnacle. The security deposit for CRJ-200/440 Aircraft placed at Pinnacle in excess of such seventeen (17) Aircraft shall be equal to one month’s rent per each additional Aircraft. The security deposit required for the placement of other aircraft at Pinnacle with fifty-one (51) or more seats shall be equal to one month’s rent per each additional aircraft.
     Section 3.05 Manufacturer Benefits Agreement. Northwest and Pinnacle have entered into a Manufacturer Benefits Agreement.
     Section 3.06 Equipment Maintenance, Servicing and Cleaning. Pinnacle shall be responsible for all aspects of the maintenance in accordance with the Maintenance Program (including any maintenance or modifications required by FAA airworthiness directives and all routine and non-routine maintenance), servicing and cleaning (including painting of aircraft exteriors and replacement of worn interior items) of the Equipment (except for ground handling as specified in Section 4.02); provided, however, that with respect to the Canadair Regional Jet Aircraft and Spare Engines, Pinnacle shall utilize General Electric for all major shop-level engine maintenance and shall utilize Bombardier for heavy airframe maintenance in accordance with the GE Agreements and the Bombardier Agreement. In the event Pinnacle is or becomes a party to such Agreements, Pinnacle shall not execute any amendment or side letter to any of those Agreements without Northwest’s prior written consent. In the event spare engine and/or spare parts pooling agreements are established for Airlink Carriers, Pinnacle will participate in such agreements so long as such agreements reasonably address Pinnacle’s inventory needs, logistics requirements and configuration concerns. In the event Northwest enters into agreements for auxiliary power unit (APU) maintenance, avionics maintenance and/or landing gear overhauls with respect to the Aircraft, Pinnacle shall utilize the vendors in such agreements for such services; provided, however, Pinnacle’s utilization of such vendors shall be subject to (i) termination of Pinnacle’s existing vendor contracts, if any, and Northwest’s payment of any early termination penalties imposed pursuant to Pinnacle’s contracts and (ii) reasonably satisfactory arrangements in respect of Pinnacle’s operational requirements.
     Section 3.07 Third Party Guarantees and Warranties. Pinnacle shall administer, track and pursue warranty and guaranty claims under the purchase, support and service agreements for the Equipment, so as to minimize operating costs for the Equipment. Such efforts shall include establishment of all systems and procedures necessary to track and submit warranty and guaranty claims, including providing reports and information required to be

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provided under the purchase, support or services agreement. Pinnacle shall not operate or maintain the Equipment in a manner that could result in any warranty or guaranty being terminated or voided, without the prior written consent of Northwest.
     Section 3.08 Related Transfer Arrangements. All leases and subleases of ground support equipment, simulators, tooling and spare parts inventory agreements and vendor and/or maintenance agreements relating to items used primarily for or services provided primarily to the Equipment (collectively “Support Agreements”) entered into by Pinnacle after the Initial Effective Date shall be assignable to Northwest without the consent of the other party to such Support Agreement on termination of this Agreement. Pinnacle shall, at Northwest’s option, assign such Support Agreements as Northwest shall designate to Northwest on termination of this Agreement. Pinnacle shall use its best efforts to obtain the consent of the other party to any such Support Agreements in effect as of the Initial Effective Date and, subject to obtaining such consents, if necessary, shall, at Northwest’s option, assign such Support Agreements as Northwest shall designate to Northwest on termination of this Agreement. On termination of this Agreement and during the Option Term, Northwest shall have the option to purchase from Pinnacle all ground support equipment, simulators, tooling and spare parts inventory then owned by Pinnacle which are used primarily with or related primarily to the Equipment for an amount equal to such assets’ then fair market value or depreciated book value, whichever is less. In the event Northwest invokes its Equipment removal rights under Section 3.02 above, on the Equipment removal date and for a period of thirty (30) days thereafter, Northwest shall have the option to purchase from Pinnacle all ground support equipment, simulators, tooling and spare parts inventory then owned by Pinnacle which are used primarily with or related primarily to the returning Equipment for an amount equal to such assets’ then fair market value or depreciated book value, whichever is less. Upon request from Northwest, Pinnacle shall make available to Northwest at no cost (i) the Maintenance Program and Maintenance Manual (as defined in the Lease) for the Equipment, and (ii) all other documentation required in order to operate and maintain the Equipment, and Pinnacle agrees that Northwest may provide such Maintenance Program, Maintenance Manual and other documentation to one or more other carriers operating (or anticipated to operate) Canadair Regional Jet aircraft on behalf of Northwest.
     Section 3.09 Equipment Financing Coordination.
     Pinnacle shall coordinate and cooperate with Northwest with respect to Equipment sale, purchase and lease transactions. Such coordination and cooperation shall include, but is not limited to, cooperating with Northwest in structuring the closing of Equipment sale, purchase or lease transactions in a manner that will minimize the imposition of any local, city, county, state, provincial, federal or foreign taxes or other governmental transfer charges related to such transactions, providing Northwest with financial information (audited and unaudited) that Northwest may then provide to third parties, assisting in raising capital through the sale of either debt and/or equity in connection with the financing or leasing of the Equipment where and as requested by Northwest (including but not limited to participating in meeting with the manufacturer, potential investors and sources of financing or lease equity to discuss Pinnacle’s financial and operational performance and outlook), and full cooperation in meeting appropriate return conditions of the Equipment upon expiration of the Equipment’s Lease.

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     Section 3.10 Spare Parts Inventory; Application of Credits. Northwest may, at its option, purchase spare parts inventory items designated by Northwest from Bombardier or other third parties and either sell such parts to Pinnacle at Northwest’s Direct Cost or lease such parts to Pinnacle. Terms of the spare parts lease agreement, including but not limited to, administration of inventory, scope of inventory purchase and lease conditions, will be mutually agreed. Northwest may, at its option, require Pinnacle to purchase spare parts or inventory from Bombardier or other designated third parties. In addition, Northwest may, at its option, require Pinnacle to purchase from Northwest, manufacturer, supplier or servicer credits obtained from third parties at the face value of the credits. However, in no event shall Pinnacle be required to purchase credits from Northwest that Pinnacle cannot utilize within 180 days of the date of purchase from Northwest.
ARTICLE IV
ANCILLARY ARRANGEMENTS
     Section 4.01 Coordination with Pinnacle.
     (a) Schedules and Timetables. Northwest shall file and maintain schedules with all applicable schedule distribution systems for all Scheduled Flights, and such schedules shall be filed and maintained by Northwest together with the schedules for its flights. Northwest shall include and list all Scheduled Flights providing Regional Airline Services in the schedule publication program of Northwest. Northwest shall, at its expense and sole discretion, furnish to Pinnacle an adequate supply of current printed Northwest timetables and contracts of carriage consistent with Governmental Regulations and Northwest’s timetable publication program. Northwest shall include Scheduled Flights operated by Pinnacle in all appropriate flight information systems on which Northwest flights are listed.
     (b) Travel Privileges. Northwest and Pinnacle shall each be entitled to make available for their respective employees and members of their respective Boards of Directors, the travel privileges set forth on Exhibit E attached hereto in accordance with the terms and conditions set forth therein.
     (c) Weather Information. Upon request of Pinnacle or its flight crews, Northwest shall at its sole cost furnish Pinnacle such United States Weather Bureau information or data as may be available to Northwest pursuant to a separate written agreement; provided, however, that neither Northwest nor its employees will be responsible or liable for the accuracy thereof. So long as Northwest shall maintain its communications link with the National Weather Service, Northwest shall provide the necessary communications to permit Pinnacle to continue providing weather data to the National Weather Service. Northwest shall provide any available National Weather Service data through computer link-up to Pinnacle.
     (d) Information Systems. Northwest and Pinnacle have concurrently entered into a separate written agreement with respect to the information systems support Northwest will provide to Pinnacle.
     Section 4.02 Ground Handling

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     (a) Passenger and Ramp Handling. At Northwest Service Cities, the ground handling functions shall consist of the following Northwest- provided functions: (a) all gate check-in activities, (b) all passenger enplaning/deplaning services, including but not limited to sky cap and wheel chair services, (c) aircraft loading/unloading services, including but not limited to airside busing, (d) passenger ticketing, (e) jetbridge maintenance, (f) janitorial services, and (g) deicing services, and the following functions to be performed at Pinnacle’s option by Northwest (subject to the concurrence of Northwest’s local station manager), by Pinnacle with its own employees or by a contract agent: (a) pushback, tow or taxi, (b) airstarts, and (c) aircraft cleaning, including but not limited to overnight cleaning, lavatory service and water service (collectively, the “Ground Handling Functions”). At least thirty (30) days before the start of services pursuant to a schedule change, Pinnacle shall provide written notice to Northwest regarding Pinnacle’s election to use Northwest, its own employees or a contract agent to perform the (a) pushback, tow or taxi, (b) airstart, and/or (c) aircraft cleaning functions at each Northwest Service City. With respect to each Northwest Service City where Pinnacle elects to use its own employees or a contract agent to perform the (a) pushback, tow or taxi, (b) airstart, and/or (c) aircraft cleaning functions, Pinnacle shall include in its periodic Cycle reports (pursuant to Section 5.02(a)) the following information: (x) the per turn amount incurred by Pinnacle to have such functions performed by its own employees or a contract agent at each such Northwest Service City, and (y) the number of Cycles operated at each such Northwest Service City during the period covered by the report. In the event Northwest performs all Ground Handling Functions the rate Northwest charges Pinnacle shall be [***] per turn (cycle). If Pinnacle elects to use its own employees or a contract agent to perform the (a) pushback, tow or taxi, (b) airstart, and/or (c) aircraft cleaning functions, the [***] per turn rate shall be reduced by the per turn amount Pinnacle incurred to have those functions performed by its own employees or such contract agent. At Pinnacle Service Cities, Pinnacle shall provide the Ground Handling Functions. At a Contracted Service City, the Ground Handling Functions shall be provided utilizing a contract agent. At DTW, MSP and any other Hub City, excluding MEM, Pinnacle shall use its own personnel and equipment or a contract agent to perform the Ground Handling Functions, except for (i) passenger ticketing, (ii) airside busing, sky cap and wheel chair services, (iii) jetbridge maintenance (iv) janitorial services, and (v) DTW deicing services, all of which services Northwest shall provide [***]. In the event Pinnacle utilizes a contract agent to perform substantially all of the Ground Handling Functions at DTW the rate for such contracted services shall not exceed [***] per turn (cycle) multiplied by (1+CPPIB), excluding commissary charges. Any charge for such services in excess of [***] multiplied by (1+CPPIB) per turn shall be the sole cost of Northwest. In the event Pinnacle utilizes a contract agent to perform substantially all of the Ground Handling Functions at MSP the rate for such contracted services shall not exceed [***] per turn (cycle) multiplied by (1+CPPIB), including commissary charges. Any charge for such services in excess of [***] multiplied by (1+CPPIB) per turn shall [***] Northwest. At MEM, Pinnacle shall use its own personnel and equipment or a contract agent to perform the Ground Handling Functions, except for (i) passenger ticketing, and (ii) airside busing, sky cap and wheel chair services, all of which services Northwest [***].
     Notwithstanding anything to the contrary in this Agreement, Northwest may, at its option, require Pinnacle upon ninety (90) days prior written notice to utilize Northwest, a Northwest-designated contract agent, or Pinnacle’s own personnel and equipment to perform the Ground Handling Functions at any or all of the Hub Cities, Contracted Service Cities and Pinnacle Service Cities, provided that (i) in the event Northwest enters into a ground handling

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agreement with a contracted agent in a Contracted Service City, Northwest shall charge Pinnacle [***] per turn (cycle) multiplied by (1+CPPIB), (ii) the city classification pursuant to Section 5.03(b) will be revised to the extent necessary, and (iii) the service standards applicable to any Northwest-designated contract agent will be either reasonably satisfactory to Pinnacle or no less stringent than the standards applicable to Northwest’s own operations. Furthermore, in the event a city is converted from a Contracted Service City to a Pinnacle Service City, the Northwest passenger ticket counter (passenger ticketing function pursuant to Section 4.02 (d)) at such Service City may only be staffed by one company designated by Northwest.
     Section 4.03 Facilities.
     (a) Hub Cities. Pinnacle will sublease from Northwest airport facilities at the Hub Cities as set forth in mutually agreeable sublease agreements. The applicable Hub City facility charges are set forth in Exhibit B. In the event Pinnacle requires additional facilities at any of the Hub Cities caused by the expansion of Regional Airline Services, Northwest shall use its reasonable efforts to obtain such facilities and provide them to Pinnacle at no additional charge to Pinnacle. Northwest and Pinnacle agree that Northwest may relocate Pinnacle to comparable facilities at the Hub Cities, provided that Northwest pays Pinnacle’s reasonable relocation expenses.
     (b) Service Cities. At Northwest Service Cities, Northwest shall provide Pinnacle with the Ground Handling Functions pursuant to Section 4.02 hereof utilizing Northwest’s owned and/or leased premises and equipment (including jetbridges) located thereon. Northwest shall cooperate with Pinnacle’s efforts to become a signatory carrier at such airports; provided, however, that if Pinnacle becomes a signatory carrier at any such airport Pinnacle shall vote as directed by Northwest on any matters submitted to the signatory carriers for a vote. At Pinnacle Service Cities, Pinnacle shall be solely responsible for all of its facilities and equipment requirements, excluding jetbridges, which shall be the responsibility of Northwest; provided, however, if Northwest owns and/or leases facilities at a Pinnacle Service City and elects to provide Ground Handling Functions to Pinnacle pursuant to Section 4.02, Northwest shall provide such services utilizing Northwest’s owned and/or leased premises and equipment (including jetbridges) located thereon. At a Contracted Service City, Pinnacle shall be solely responsible for all of its facilities and equipment requirements, excluding jetbridges, which shall be the responsibility of Northwest. In the event Northwest exercises its right, pursuant to Section 4.02, to have a Northwest-designated contract agent perform the Ground Handling Functions in a Contracted Service City, Northwest shall be solely responsible for all facilities and equipment requirements. Northwest will determine in its sole discretion whether a jetbridge will be used at all Service Cities.
     (c) Maintenance Facilities. Except as provided in Section 3.06 and Section 4.03(h), maintenance facilities used to perform maintenance on the Equipment (“Maintenance Facilities”) pursuant to lease or ownership arrangements entered into after the Initial Effective Date, shall be at such locations and pursuant to terms mutually agreeable to both parties. In the event Northwest provides the

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Maintenance Facility to Pinnacle, it will do so according to the terms of a mutually agreeable lease or sublease. Northwest shall reimburse Pinnacle on a monthly basis in accordance with Sections 5.06 and 5.07 for such Maintenance Facilities expenses incurred by Pinnacle. The cost to Pinnacle for Maintenance Facilities leased or owned by Pinnacle as of the Initial Effective Date or thereafter, will be reimbursed in accordance with Sections 5.06 and 5.07.
     (d) Landing Fees. Pinnacle shall be responsible for landing fees at all airports to which it provides Regional Airline Services pursuant to this Agreement and at all airports to which a Scheduled Flight, Non-Scheduled Flight or Charter Flight is diverted.
     (e) Signage. Subject to Governmental Regulations, Pinnacle shall display at all ticketing and check-in locations such signage or other forms of advertisement to identify and promote Northwest’s service as Northwest may specify and as approved by the relevant airport authority. All signage utilizing the NW Identification shall be provided by Northwest at its sole cost, shall be the property of Northwest and shall be subject to the applicable provisions of Article VII below. Pinnacle shall not use the Pinnacle Identification on any signage or other forms of advertisement used to identify or promote the Regional Airlines Services (except as otherwise required by Governmental Regulations).
     (f) Related Transfer Arrangements. All leases and subleases of facilities used in connection with Regional Airline Services, including Maintenance Facilities for the Equipment (collectively, “Facilities Leases”) entered into by Pinnacle after the Initial Effective Date shall be assignable to Northwest without the consent of the other party to such Facility Lease on termination of this Agreement, the withdrawal of Scheduled Flights from such airport or upon written notice from Northwest to Pinnacle, provided that if the consent of the facility lessor is required by contract or Governmental Regulations, Pinnacle will use its best efforts to obtain such consent at the time the Facility Lease is entered into and to incorporate such consent in the terms of the Facility Lease. Pinnacle shall, at Northwest’s option, assign such Facilities Leases as Northwest shall designate to Northwest on termination of this Agreement, the withdrawal of Scheduled Flights from such airport or upon receipt of written notice from Northwest. Pinnacle shall use its best efforts to obtain the consent of the other party to such Facilities Leases in effect as of the Initial Effective Date and, subject to obtaining such consents, if necessary, shall, at Northwest’s option, assign such Facilities Leases as Northwest shall designate to Northwest on termination of this Agreement, the withdrawal of Scheduled Flights from such airport or upon receipt of written notice from Northwest. On termination of this Agreement and during the Option Term, Northwest shall have the option to purchase from Pinnacle all facilities used in connection with Regional Airline Services, including Maintenance Facilities for the Equipment, then owned by Pinnacle for an amount equal to such assets’ then fair market value or depreciated book value, whichever is less. On the assignment of a Facility Lease to Northwest or on the withdrawal of Scheduled Flights from an airport and for a period of thirty (30) days thereafter, Northwest shall have the option to purchase from Pinnacle all facilities used in

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connection with Regional Airline Services at such airport, including Maintenance Facilities for the Equipment, then owned by Pinnacle for an amount equal to such assets’ then fair market value or depreciated book value, whichever is less.
     (g) Facilities Lease Option. Notwithstanding anything to the contrary in this Agreement, Northwest may, at its option, elect to hold the leasehold interest in any facilities to be used by Pinnacle at any new or existing Service City, and in the event Northwest exercises this option (i) Northwest shall enter into a Facilities Lease with the lessor of such facilities, (ii) Pinnacle shall utilize such facilities pursuant to a sub-lease or facilities use agreement with Northwest, (iii) the rent/facilities charges payable by Pinnacle in such sub-lease or facilities use agreement shall be the same as Northwest’s Direct Cost under the Facilities Lease for the facilities used by Pinnacle, (iv) the sub-lease or facilities use agreement shall terminate when Pinnacle ceases to operate Regional Airline Services at the airport, and (v) Northwest shall lease facilities which are reasonably suitable for Pinnacle’s operational needs and, with respect to new Service Cities, Northwest shall complete the leasing arrangements in a manner that will allow Pinnacle adequate time to prepare to commence Regional Airline Services at the Service City in accordance with the Annual Operating Plan or as otherwise scheduled by Northwest.
     Section 4.04 Data Communications. Northwest shall provide to Pinnacle at all Service Cities and Hub Cities, [***], data circuit lines, any required data networking equipment, the use of computer reservation terminals, printers and modems, including hardware, software and maintenance support for such equipment (the “Data Communication Equipment”). Such Data Communication Equipment shall be of the same type and quality as that used by Northwest in its airline operations. In connection with the commencement of Regional Airline Services at a new Service City, Northwest will provide Pinnacle with Northwest’s standard Data Communications Equipment at Northwest’s [***]. Northwest and Pinnacle shall enter into a separate written agreement with respect to the information technology services to be provided by Northwest to Pinnacle in connection with the Regional Airline Services operated under this Agreement.
     Section 4.05 Security. Northwest will provide for Pinnacle’s use the security equipment in place, as of the Initial Effective Date, at all Service Cites and the Hub Cities. Northwest agrees to provide, at Northwest’s sole expense, for Pinnacle’s use at all new Pinnacle Service Cities and Contracted Service Cities the same type of security equipment. Any additional security equipment required due to future Governmental Regulations shall be provided by Pinnacle at its sole expense at Pinnacle Service Cities and Contracted Service Cities, and shall be provided by Northwest at its sole expense at Hub Cities and Northwest Service Cities. At all Northwest Service Cities and the Hub Cities, Northwest is solely responsible for Pinnacle’s allocated share of all maintenance expenses associated with all security equipment and Pinnacle’s allocated share of all personnel expenses (including overtime) associated with the operation of the equipment and all airport security-related functions, including, without limitation, passenger screening and activities related to security directives imposed by Governmental Regulations. At Pinnacle Service Cities and Contracted Service Cities, Pinnacle is solely responsible for all or its allocated share of all maintenance expenses associated with all security equipment and all or its allocated share of all personnel expenses (including overtime) associated with the operation of

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the equipment and all airport security related functions, including, without limitation, passenger screening and activities related to security directives imposed by Governmental Regulations. Notwithstanding the foregoing, the parties acknowledge and agree that as of the Initial Effective Date the U.S. government was in the process of taking over airport security, and the parties will negotiate in good faith regarding any changes to this Agreement that may be necessary as a result.
     Section 4.06 Reservation Services. During the term of this Agreement, Northwest shall handle, at its sole expense, reservations for all passenger air transportation on Scheduled Flights operated pursuant to this Agreement. Reservations shall be handled in the same manner and subject to the same standards utilized by Northwest for its own reservations. All reservations shall be made in the name of Northwest unless otherwise required by Governmental Regulations. Northwest shall be sole owner of any customer or passenger data relating to the Scheduled Flights and related reservation services.
     Section 4.07 Ticketing Services and Ticketing Procedures.
     (a) Ticketing Services. At all of its ticketing locations, Northwest shall, at its sole expense, sell, issue and exchange tickets for passenger air transportation on all Scheduled Flights to be operated pursuant to this Agreement utilizing Northwest ticket stock and all related accounting forms printed with the Northwest logo, name and format (“Northwest Tickets”). Northwest hereby appoints Pinnacle as its agent, and Pinnacle hereby agrees to act as Northwest’s agent, at all Pinnacle ticketing locations in connection with the sale and issuance of all passenger tickets by Pinnacle and with the same duties owed to Northwest in that capacity as is customary in the industry between airlines. At all of its ticketing locations, Pinnacle shall sell, issue and exchange Northwest Tickets for passenger air transportation on all Scheduled Flights to be operated pursuant to this Agreement and to be provided by and over the routes of Northwest (collectively, “Ticketing Services”). Nothing in this Section 4.07(a) shall be deemed to alter or conflict with the provisions of Section 9.01 hereof. Air carriers and other agencies other than Northwest may also issue tickets for travel to be performed by Pinnacle.
     (b) Booking and Ticketing Procedures. The procedures followed and standards applied by Pinnacle in booking flights and performing the Ticketing Services shall conform in all material respects to Northwest’s own tariffs, procedures and standards applicable to the booking of Northwest flights and the issuance of Northwest Tickets and to the collection and remittance of the proceeds of such sales. Pinnacle employees booking flights and performing Ticketing Services shall adhere to Northwest’s procedures and standards as shall be provided to Pinnacle in writing. In accordance with Section 8.02 below, Pinnacle shall be responsible for collecting and shall pay to Northwest any Ticket Taxes and Fees required to be collected under applicable law on Tickets sold by Pinnacle utilizing Northwest ticket stock.
     (c) Frequent Flyer Program. Pinnacle agrees to accept Northwest frequent flyer tickets and to provide transportation services pursuant to such tickets at no charge to Northwest. All travel under the frequent flyer program solely on

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Pinnacle shall entitle a passenger to such credit as shall be equivalent to the credit offered on Northwest for comparable mileage segments. Northwest will provide such credit to members of its frequent flyer program who travel on Pinnacle at no charge to Pinnacle.
     (d) Supplies. Northwest shall, at its sole expense, provide an adequate supply of ticket office forms and specialized supplies (such as baggage tags, but excluding normal office supplies such as paper, stationery, envelopes, memo pads and the like) bearing the NW Identification for use by Pinnacle subject to the applicable provisions of Article VII below.
     (e) Ticketing Costs. All travel agency commissions attributable to Scheduled Flights shall be Northwest’s expense. Northwest shall pay all computer reservation system fees attributable to passengers on Scheduled Flights. In the event Governmental Regulations preclude the payment of these fees by Northwest and Pinnacle then pays them, Northwest shall immediately begin paying Pinnacle a “Traffic Referral” commission on a semi-monthly basis in an amount equal to such fees formerly paid by Northwest for Pinnacle. Such commission shall be retroactive to the date on which such fees were no longer lawfully paid by Northwest and shall be included in the semi-monthly payments to be made by Northwest pursuant to Section 5.02.
     Section 4.08 Baggage Handling Services. “Baggage Handling Services” shall consist of the following:
     (a) At all Northwest Service Cities and Hub Cities, Pinnacle and Northwest shall exchange and transfer baggage in accordance with procedures to be mutually agreed upon and generally utilized by the parties.
     (b) The procedures utilized in performing such Baggage Handling Services shall conform in all respects to Northwest’s own standards and procedures as adapted to Pinnacle’s Aircraft and operations.
     (c) For purposes of baggage claims, Pinnacle will be treated as if it were a party to standard industry ticketing and baggage agreements with Northwest and other air carriers. Pinnacle will make available at the request of any passenger excess valuation insurance, if any, offered by Northwest to the extent such insurance covers Pinnacle’s flights and Northwest’s flights.
     Section 4.09 Air Cargo Handling Services. “Air Cargo Handling Services” shall consist of the following:
     (a) At each location at which Northwest operates Ticketing Services, Northwest shall at no charge to Pinnacle accept Air Cargo for shipment on flights to be operated by and over the routes of Pinnacle or Northwest. Northwest shall issue air waybills covering Air Cargo and shall prepare a “Transfer Manifest” for each Pinnacle flight on which there shall be an Air Cargo shipment which transfer manifest shall set forth all Air Cargo to be carried on the flight.

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     (b) Northwest hereby appoints Pinnacle as its agent, and Pinnacle hereby agrees to act as Northwest’s agent, at all Pinnacle ticketing locations in connection with the sale and issuance of all air waybills by Pinnacle and with the same duties owed to Northwest in that capacity as is customary in the industry between airlines. Pinnacle agrees to observe all Northwest procedures and standards applicable to the issuance of air waybills and to the collection and remittance of the proceeds of such sales. Pinnacle employees performing such duties shall adhere to Northwest’s procedures and standards as shall be provided to Pinnacle in writing. In accordance with Section 8.02 below, Pinnacle shall be responsible for collecting and shall pay to Northwest any Ticket Taxes and Fees required to be collected under applicable law on air waybills sold by Pinnacle utilizing Northwest air waybills. Nothing in this Section 4.09(b) shall be deemed to alter or conflict with the provisions of Section 9.01 hereof. Air carriers other than Northwest may also issue air waybills for cargo transportation to be performed by Pinnacle.
     (c) Pinnacle shall provide Air Cargo handling services at Pinnacle’s ticketing locations for and on behalf of Northwest for Air Cargo carried solely on Pinnacle or on both a Pinnacle flight and a Northwest flight. Such handling services shall be performed in accordance with Northwest’s procedures and standards as provided to Pinnacle in writing, including but not limited to (1) accepting all Air Cargo that Northwest accepts, such as pets/AVI (other live animals), human remains, Priority Service (SPC) freight and perishables, unless otherwise mutually agreed, and (2) keeping facilities open at least one and one-half (1.5) hours before and one (1) hour after each Scheduled Flight for customers to deliver and pick up Air Cargo.
     (d) For Air Cargo carried solely on Pinnacle or on both an Pinnacle flight and a Northwest flight, Pinnacle and Northwest shall charge rates in accordance with Northwest’s applicable rates and tariffs; such revenues shall be paid 100% to and retained by Northwest.
     (e) For purposes of Air Cargo claims, Pinnacle will be treated as if it were a party to standard industry ticketing and baggage agreements with Northwest and other air carriers.
     (f) Northwest shall, at its sole expense, supply Pinnacle with all necessary Air Cargo forms and supplies in an agreed upon form with the NW Identification, subject to the applicable provisions of Article VII below. Northwest and Pinnacle shall utilize such forms and supplies when accepting Air Cargo for transport on Pinnacle’s flights.
     Section 4.10 Use of COMAT. Northwest and Pinnacle shall each provide to the other, at no cost to the other and on a non-discriminatory basis, access to its respective COMAT system for the movement and acquisition of priority aircraft maintenance parts and other company material. Northwest’s failure to deliver timely a maintenance component via COMAT, whether timely or at all, shall not cause an affected Scheduled Flight to be excluded in calculating Pinnacle’s on-time performance and completion factors. All access shall be consistent with Northwest’s and Pinnacle’s respective published COMAT procedures and policies, as amended from time to time. Northwest shall provide to Pinnacle at no cost and on a non-discriminatory basis, access to Northwest’s VIP express cargo service to the extent necessary for Aircraft out of service recovery.

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     Section 4.11 Slots and Route Authorities. During the term of this Agreement (including any Renewal Terms) or upon the expiration or termination of this Agreement, Northwest may, in its sole discretion, require Pinnacle to transfer to Northwest or its designee at no charge any airport takeoff or landing slots, route authorities or other regulatory authorities as Northwest shall designate which have been or are being used for Regional Airlines Services under this Agreement.
     Section 4.12 Emergency Response and Family Assistance. Northwest and Pinnacle shall enter into a separate written agreement with respect to emergency response and family assistance services to be provided to Pinnacle by Northwest at no charge in connection with the Regional Airlines Services operated under this Agreement.
ARTICLE V
REVENUES, PAYMENTS AND SETOFF
     Section 5.01 Revenues. Pinnacle acknowledges and agrees that all revenues resulting from the sale and issuance of passenger tickets and cargo air waybills associated with the operation of the Aircraft and all other sources of revenue associated with the operation of the Aircraft are the sole property of Northwest, including without limitation ticket change fees and other fees or charges which are applicable pursuant to Northwest’s tariffs, unaccompanied minor fees, beverage services, excess baggage fees and nonrevenue pass travel charges.
     Section 5.02 Payments to Pinnacle.
     (a) Reports. Pinnacle shall provide to Northwest periodic reports with respect to the number of actual, completed Block Hours, and Cycles by category as defined in Section 5.03(b) of regional jet service flown by Pinnacle (each in respect of Scheduled Flights, Charter Flights and Non-Scheduled Flights) in accordance with the following schedule in each calendar month during the term of this Agreement:

Day of Month Report Due	Period Covered by Report
22	1st — 15th of Month
7	Complete Previous Month
Pinnacle shall also provide Northwest periodic reports with respect to its Available CRJ Days, CRJ deliveries, and its expenses with respect to Section 5.05 and Section 5.06 in accordance with the following schedule in each calendar month during the term of this Agreement:

Day of Month Report Due	Period Covered by Report
7	Complete Previous Month
     (b) Payment Schedule. Northwest shall remit to Pinnacle by wire transfer of immediately available funds by the close of business on the 30th day of each calendar month (or

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the next banking day if the 30th is a bank holiday), as a provisional payment, Pinnacle’s Block Hour Payment, Cycle Payment, IOP Payment and any payments due pursuant to Section 5.05 below for the period covered by the Block Hour Report and Cycle Report furnished by Pinnacle on the 22nd day of the month and the payment due in respect of Equipment Rental Expense pursuant to Section 5.06 below.
Northwest shall remit to Pinnacle by wire transfer of immediately available funds by the close of business on the 15th day of each month (or the next banking day if the 15th is a bank holiday), as a final payment, Pinnacle’s Block Hour Payment, Cycle Payment, IOP Payment, Fixed Cost Payment, Monthly Margin Payment, any payments due pursuant to Section 5.05 or Section 5.06 below for the preceding month and any payments due with respect to Charter Flights, less the amount of the provisional payment made on the 30th day of the preceding month.
     For purposes of this Section 5.02, the above-referenced payments to Pinnacle shall be calculated as follows for any applicable period:
     (i) the Block Hour Payment will be equal to the then applicable Block Hour Rate multiplied by the number of actual, completed Block Hours reported in Pinnacle’s Block Hour Report for such period for Scheduled Flights, Non-Scheduled Flights and Charter Flights, plus
     (ii) the Cycle Payment will be equal to the then applicable Cycle Rates multiplied by the number of actual, completed Cycles for each respective category in Section 5.03(b) reported in Pinnacle’s Cycle Report for such period for Scheduled Flights and Non-Scheduled Flights, plus
     (iii) the IOP Payment, if any, will be determined in accordance with Section 5.03(c) below, plus
     (iv) any payments due pursuant to Section 5.05 below, plus
     (v) with respect to the payment to be made on the 15th day of each month, Pinnacle’s Fixed Cost Payment determined in accordance with Section 5.04 below and any payments due pursuant to Section 5.06 below, plus
     (vi) with respect to the payment to be made on the 15th day of each month, the Monthly Margin Payment determined in accordance with Section 5.08 or Section 5.11 below, as applicable.
Adjustments arising from Northwest’s audit of the Block Hour Report, Cycle Report, Available CRJ Days Report, CRJ Deliveries Report, Section 5.05 Report, or Section 5.06 Report may be made within ninety (90) days following the end of each month. Any reference to the 30th day of a month in this Section 5 will be deemed to mean the last day of February with respect to that month.
     Section 5.03 Block Hour and Cycle Rates; IOP Program Adjustment

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     (a) Block Hour Rate. The Block Hour Rate for the time period through December 31, 2005 shall be calculated by multiplying the Base Block Hour Rate as follows for the applicable period by (1 + CPPIB):

Base Block Hour
Rate
Period	CRJ-200/440
Initial Effective Date — 12/31/03	[***]
01/01/04 - 12/31/04	[***]
01/01/05 - 12/31/05	[***]
     (b) Cycle Rate. The Cycle Rates, with the exception of the NW Cities rate, for the time period through December 31, 2005 shall be calculated by multiplying the Base Cycle Rates as set forth below by (1+CPPIB). For calculation of the NW Cities Base Cycle Rate, $750 of the Base Cycle Rate will remain flat, and the remainder will be adjusted by multiplying by (1+CPPIB).

Base Cycle Rates - - CRJ 200/400
Initial Effective
	Date 12/31/03	01/01/04-12/31/04	01/01/05-12/31/05
DTW	[***]	[***]	[***]
MSP	[***]	[***]	[***]
MEM	[***]	[***]	[***]
NW Cities	[***]	[***]	[***]
CS Cities	[***]	[***]	[***]
PS Cities	[***]	[***]	[***]
NW Cities means Northwest Service Cities.
CS Cities means Contracted Service Cities.
PS Cities means Pinnacle Service Cities
     (c) IOP Program Incident Adjustment. If during any month during the term of this Agreement Pinnacle cancels one or more Scheduled Flights in connection with one or more IOP Program Incidents, Northwest shall pay to Pinnacle an amount determined in accordance with the following formula:
     P=((IBH)*(BHR)*([***])) + ((ICYC)*(CYCR)*([***]))
     where,
     P is the IOP Payment to be made to Pinnacle,

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IBH is the number of scheduled Block Hours cancelled in connection with the IOP Program Incident(s), calculated by the following formula:
IBH=Pinnacle scheduled Block Hours in Hub cancelled * (((% points of Pinnacle’s Scheduled Flights in Hub cancelled)-(% points of Northwest scheduled flights in Hub cancelled))/(% points of Pinnacle’s Scheduled Flights in Hub cancelled)),
BHR is the then applicable Block Hour Rate in which such IOP Program Incident(s) occurred,
ICYC is the number of scheduled Cycles cancelled in connection with the IOP Program Incident(s), calculated by the following formula:
ICYC=Pinnacle’s scheduled Cycles in Hub cancelled * (((% points of Pinnacle’s Scheduled Flights in Hub cancelled)-(% points of Northwest scheduled flights in Hub cancelled))/(% points of Pinnacle’s Scheduled Flights in Hub cancelled))), and
CYCR is the then applicable Cycle Rate by category as defined in Section 5.03(b) in which such IOP Program Incident(s) occurred.
     Section 5.04 Fixed Costs. Pinnacle’s Fixed Cost Payment arising from operation of the Aircraft shall be calculated on a monthly basis as follows:
     Fixed Cost Payment = [***]
     where,
     [***]
     [***]
     [***]
     [***]
     [***]
     Section 5.05 Fuel.
     (a) Fuel Administration. Subject to Pinnacle’s consent (which shall not be unreasonably withheld), Pinnacle will join the fuel consortium at a Service City upon Northwest’s request. Northwest will provide to Pinnacle the following fuel-related administrative services: (i) negotiation of fuel supply, fuel storage and into-plane service contracts for the Aircraft, (ii) payment of all into-plane and fuel invoices in respect of the Aircraft, (iii) monthly reconciliations (by the 15th of the following month) with respect to fuel boarded, inventory and purchases, and (iv) monthly reports with respect to fuel boarded by station, flight and Aircraft. For the avoidance of doubt, Northwest will not charge Pinnacle for fuel supply, fuel storage or into-plane services with respect to the Aircraft.
     (b) Fuel Payment. Pinnacle shall have the right to audit on a semi-annual basis the determination of the number of gallons of aircraft fuel boarded and payment of all into-

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plane and fuel invoices in respect of the Aircraft and shall report any disputes to Northwest. Any dispute not reported to Northwest within thirty (30) days of the conclusion of such audit shall be deemed waived.
     Northwest’s fuel department shall have the right to audit on a monthly basis the determination of the number of gallons of aircraft fuel boarded and fuel price paid and shall report any disputes to Pinnacle. Any dispute not reported to Pinnacle within thirty (30) days of the conclusion of such audit shall be deemed waived.
     (c) Pinnacle Reporting Procedures. Pinnacle will provide to Northwest the following fuel administrative service assistance: (i) timely Fuel Management System (“FMS”) data entry by Pinnacle at Pinnacle Service Cities including month-end reconciling to the fixed base operator (“FBO”) by the end of the second business day, (ii) FMS coverage by Pinnacle when regular FMS person is on vacation, leave, etc., (iii) Pinnacle will train new Pinnacle employees on FMS due to turnover, vacation, etc., (iv) problems at FBO regarding supply of fuel slips and bill of lading receipts will be addressed by Pinnacle personnel first before involving the Northwest Fuel Department.
     (d) Fuel Burn Review Procedures — CRJ. Northwest and Pinnacle agree to review the fuel burn performance (defined as gallons per block hour) of the Aircraft for compliance with annual performance measures including, but not limited to:
     (i) Planned Fuel On Arrival (FOA)
     (ii) Planned Zero Fuel Weight (ZFW)
     (iii) Auxiliary Power Unit (APU) Usage
     (iv) Cruise Speed
     (v) Cruise Altitude
     Pinnacle will be responsible for the development and setting of the annual performance measure targets for the Aircraft, each as defined in Exhibit F, and an annual budgeted fuel burn rate expressed in gallons per block hour (“All-in Rate”), in a timeframe consistent with the development of the annual operating expense budget of each party. The All-in Rate shall encompass all scheduled and non-scheduled burned gallons and include the measures defined in (d)(i-v) above and those measures the parties may agree to subsequently add. The annual targets for the performance measures and All-in Rate will be subject to Northwest’s review and approval. If the parties are unable to reach agreement, the procedures set forth in Section 5.10(f) will be utilized to establish the annual targets and the All-in Rate. Additional performance measures may be identified and added at a future date by mutual agreement of the parties for purposes of reviewing the Aircraft’s annual fuel burn. In the event data is not yet available for a given measure, no annual target will be set. The parties agree to use reasonable best efforts in researching and collecting data for purposes of adding performance measures and cooperation may not be unreasonably withheld by either party.

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     Not later than sixty (60) days following the end of the year for which the targets applied, Pinnacle shall (i) deliver to Northwest the analysis and conclusion of Pinnacle’s performance for the year then ended with respect to each of the performance measures and the All-in Rate, and (ii) provide Northwest with the data used by Pinnacle to determine variances to each of the performance measure targets and the All-in Rate in a format specified by Northwest. The analysis shall include, but not be limited to, adjustment for changes in the operating schedule from the Annual Operating Plan. For example, adjusting planned taxi time or average length of flight to actual experience for the year completed. Northwest shall have thirty (30) days from the receipt of Pinnacle’s analysis to complete its review. If it is determined that Pinnacle exceeded one or more of the targets for the annual performance measures, and the cause of exceeding the targets was within the control of Pinnacle, a fuel penalty shall be assessed per the formulas set forth in Exhibit F. If it is determined that Pinnacle exceeded the budget for the All-in Rate, after adjusting for variances to target for the performance measures, and the cause of exceeding the budget was within the control of Pinnacle, a fuel penalty shall be assessed per the formula set forth in Exhibit F. Such penalty payment(s) shall be made in accordance with Section 5.07.
     Section 5.06 Direct Expenses. Northwest will reimburse Pinnacle for the following expenses at the Direct Cost to Pinnacle. Reimbursement for these expenses paid or accrued by Pinnacle in the prior month, (other than the Equipment Rental Expense) will be included in the wire transfer to Pinnacle on the 15th of each subsequent month pursuant to Section 5.02(b) above. The reimbursement of Equipment Rental Expense pursuant to Section 5.06(a) attributable to a month will occur as part of the provisional payment on the 30th of such month pursuant to Section 5.02(b). Pinnacle will be responsible for providing Northwest with a copy of all third party invoices and evidence of payment needed to determine the expense amount and the timeliness of payment.
     (a) Equipment Rental Expense — less any performance guarantee payments or credits that Pinnacle receives from the manufacturers.
     (b) Aviation Insurance — Aircraft hull insurance and aviation liability insurance, including war risk liability and hull war risk insurance, subject to the following:
Pinnacle’s aviation liability insurance (including war risk liability) expense shall be the lesser of the expense based on the actual rates or [***] per Pinnacle Revenue Passenger. Pinnacle’s hull insurance (including hull war risk insurance) expense shall be the lesser of the expense based on the actual rates or [***] of Pinnacle Fleet Value. The margin payment pursuant to Section 5.08 or 5.11 shall be based on the foregoing amounts. If Pinnacle’s actual aviation insurance expense exceeds the amounts above, the incremental insurance expense above the foregoing limits will be reimbursed by Northwest. In the event that Pinnacle obtains aviation insurance coverage as part of Northwest’s aviation insurance placement, the rates used to determine Pinnacle’s share of the aviation insurance expenses shall be the same as the rates used to determine Northwest’s expense for such insurance.

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     (c) Engine maintenance — The CRJ 200/440 engine maintenance performed pursuant to the GE Agreements less any warranty payments or credits that Pinnacle receives, including but not limited to those from GE, plus the cost of materials and components used in connection with unscheduled off-wing maintenance performed by Pinnacle (not including maintenance or replacement of line replaceable units or QEC items). Pinnacle shall provide to Northwest, upon reasonable request, documentation detailing the unscheduled event and cost of each of the components. If Northwest and Pinnacle agree at any time to have such engine work performed elsewhere, the reimbursement amount will be adjusted to take into account the new arrangement. Notwithstanding the foregoing, Northwest will not reimburse Pinnacle for engine maintenance performed pursuant to the GE Agreements which is accomplished unreasonably in advance of the time such maintenance is required in accordance with the Maintenance Program or which is accomplished for the sole purpose of satisfying return conditions under the Lease.
     (d) Airframe maintenance — The CRJ 200/440 airframe maintenance performed pursuant to Bombardier Agreement less any warranty payments or credits that Pinnacle receives, including but not limited to those from Bombardier. If Northwest and Pinnacle agree at any time to have the maintenance work performed elsewhere, the reimbursement amount will be adjusted to take into account the new arrangement. Notwithstanding the foregoing, Northwest will not reimburse Pinnacle for airframe maintenance performed pursuant to the Bombardier Agreement which is accomplished unreasonably in advance of the time such maintenance is required in accordance with the Maintenance Program or which is accomplished for the sole purpose of satisfying return conditions under the Lease.
     (e) Deicing services and glycol — subject to the provisions of Section 4.02 and reimbursed accordingly:
     (i) Deicing services and glycol at Pinnacle Service Cities, Contracted Service Cities and Hub Cities where a contracted agent is performing the service.
     (ii) Glycol at Pinnacle Service Cities, Contracted Service Cities and Hub Cities where Pinnacle performs the deicing function.
     (f) Maintenance Facilities, subject to the provisions of Section 4.03 (c).
     (g) CRJ 200/440 auxiliary power unit (APU) maintenance expense, CRJ 200/440 avionics maintenance expense and CRJ 200/440 landing gear overhaul expense less any warranty payments or credits that Pinnacle receives with respect to any of the foregoing expenses.
     (h) Hub City facility charges pursuant to Exhibit B.
     (i) Airport security-related equipment maintenance expenses and personnel expenses incurred by Pinnacle pursuant to Section 4.05 less any government reimbursement for such expenses.
     (j) Landing fees incurred for Pinnacle operations in DTW.
     (k) Property taxes, subject to the provisions of Section 8.03 less the amounts of any refunds, subject to the provisions of Section 8.04.

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     Notwithstanding the foregoing, Northwest will not reimburse Pinnacle for any late payment charges, penalties and/or fees which Pinnacle incurs in connection with payment of the expenses listed above.
     Section 5.07 Billing. Northwest and Pinnacle shall bill each other on a monthly basis in respect of amounts owed to each other under this Agreement not contemplated under Section 5.02. If such billed items are not paid by the party within sixty (60) days of the statement date, the aggregate amount of undisputed items may be offset against or included in the next scheduled wire transfer pursuant to Section 5.02(b). Disputed amounts must be paid when the dispute is resolved, provided that such amount may be set off against or included in the next scheduled wire transfer pursuant to Section 5.02(b) if the formerly disputed amount is not paid within seven (7) days of resolution. Northwest may also offset against the next scheduled wire transfer pursuant to Section 5.02(b) the amount of any payment (including those under any Lease) with respect to which Pinnacle shall have defaulted and shall have failed to cure before the expiration of any applicable grace period.
     Section 5.08 Monthly Margin Calculation and Payment. Effective January 1, 2007, the monthly Margin Payment shall be calculated as follows:
     Monthly Margin Payment = (payments due to Pinnacle pursuant to Sections 5.03, 5.04 and 5.06) * (.08 / .92)
     Section 5.09 Annual Margin Adjustment Payment. For the time period through December 31, 2007, the parties will calculate Pinnacle’s Margin in accordance with Section 5.09(a) and, if required pursuant to Section 5.09(b) below, one party will make a Margin Adjustment Payment to the other party.
     (a) Calculation of the Total Operating Cost and the Margin. Not later than ninety (90) days following the end of 2003, 2004, 2005, 2006 and 2007, Pinnacle shall deliver to Northwest its audited financial statements including the calculation of its operating margin for Regional Airline Services provided under this Agreement for the prior year (the “Margin”) by dividing (x) Pinnacle’s Total Operating Income for Regional Airline Services for such year by (y) Pinnacle’s Total Operating Revenue for Regional Airline Services for such year, subject to the following:
     In calculating the Margin, the amount of any penalties (accounted for as a reduction to revenue) pursuant to Section 5.05, Section 5.13 and/or Section 5.14 below will not be included in Pinnacle’s Total Operating Revenue, and the following expenses will not be included in Pinnacle’s Total Operating Cost:
     (1) Increment above predicted employee bonuses and incentives as set forth in Exhibit C hereto. Predicted bonus and incentive levels are the amounts used in calculating the Block Hour, Cycle and Fixed Cost Rates for 2003, 2004, 2005, 2006 and 2007, respectively.
     (2) Increment above market pay rates for Pinnacle’s employees per the Parity Pay Agreement in Exhibit D.

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     (3) The amount of any penalties pursuant to Section 5.14 (if not accounted for as a reduction to revenue).
     (4) The amount of any depreciation expense associated with capital expenditures in excess of $250,000 which are designated by Northwest as Section 5.09(a)(4) items because Northwest has determined that such capital expenditures are not necessary after taking into consideration the Annual Operating Plan and Pinnacle’s obligations under this Agreement, within seventy-five (75) days after receiving written notice from Pinnacle of such capital expenditure pursuant to Section 6.01(a)(iv) below.
     (5) The amount of any Fuel Burn Penalty Payment pursuant to Section 5.05(d) (if not accounted for as a reduction to revenue).
     (6) The amount of any asset write-downs (excluding normal depreciation) or extraordinary charges as defined by GAAP.
     (7) The amount of any fines or penalties paid by Pinnacle to any governmental entity.
     (8) The CRJ 200/440 Aircraft and Spare Engine return costs including termination costs incurred by Pinnacle pursuant to Section 3.02(b) above.
     (9) The amount of any late payment charges, penalties and/or fees incurred by Pinnacle.
     (10) The amount of any payment from Pinnacle to Northwest pursuant to Section 5.13 (if not accounted for as a reduction to revenue).
     (11) The amount of any non-recurring items or adjustments relating to Northwest’s bankruptcy or the bankruptcy of Mesaba Airlines in the United States Bankruptcy Court for the District of Minnesota.
     The Margin shall be expressed as a decimal rounded to the fourth place. The calculation of the Margin shall be derived from Pinnacle’s reported financial statements for such year and shall be determined in accordance with GAAP.
     (b) Annual Margin Adjustment Payment. With respect to each calendar year through and including 2007, the Margin will be subject to the floors and ceilings in the following table:

Period:	Revision Date - 2005	2006	2007
Ceiling:	11%	12%	10%
Floor:	9%	8%	6%

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With respect to each calendar year through and including 2007, if the Margin is less than the applicable Floor, Pinnacle shall receive from Northwest an amount determined as follows:
     Ppin = [Total Operating Cost/(1 — Floor)] — Rev
     where
Ppin is the amount payable to Pinnacle, Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in Section 5.09 (a),
     Floor is the applicable floor from the above table, and
     Total Operating Cost excludes Items 1-11 in Section 5.09(a) above.
With respect to each calendar year through and including 2007, if the Margin is greater than the applicable Ceiling, Northwest shall receive from Pinnacle an amount determined as follows:
     Pnw = Rev — [Total Operating Cost/(1 — Ceiling)]
     where,
Pnw is the amount payable to Northwest, Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in Section 5.09 (a),
     Ceiling is the applicable ceiling from the above table, and
     Total Operating Cost excludes items 1-11 in Section 5.09(a) above.
An amount payable pursuant to this Section 5.09 (b) is a “Margin Adjustment Payment.” Northwest shall add in or setoff, as appropriate, any Margin Adjustment Payment in the next wire transfer due to Pinnacle.
     (c) Audit of Total Operating Cost and the Margin. Northwest shall have the right to audit the calculation of the Total Operating Cost, the Margin and the Margin Adjustment Payment, and shall report any disputes to Pinnacle. Any dispute not reported to Pinnacle in writing within ninety (90) days of the receipt of the audited financial statements and Margin calculation by Northwest shall be deemed waived. The payment in respect of any dispute shall be handled as a disputed amount in accordance with Section 5.07.
     Section 5.10 Rate Adjustments. For the calendar year 2006, the Block Hour, Cycle, and Fixed Cost Rates will be adjusted as described below.
     (a) One Time Adjustment Factor. Effective for the twelve-month period beginning on January 1, 2006 (i) the Block Hour Rate used for the 2005 calendar year will be multiplied by a One Time Adjustment Factor (OTAF) and multiplied by (1 + CPPI), and (ii) the Cycle Rates shall be calculated by multiplying the Base Cycle Rates for 2005, with the exception

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of [***] of the NW Cities rate, by (1 + CPPIB)* (OTAF). These adjusted rates will be used for the twelve-month period beginning January 1, 2006. The OTAF will be calculated as follows:
     (1) Determine Pinnacle’s actual operating expenses for the twelve-month period ending December 31, 2005, excluding [***]
     (2) Determine the actual payment made to Pinnacle for the twelve month period ending December 31, 2005, [***]
     (3) Divide the result of step (1) by the result of step (2).
     (b) Inflation Adjustment. Effective for 2007, (i) the Block Hour Rate used for 2006 will be multiplied by (1+CPPI), and (ii) the Cycle Rates, with the exception of [***] of the NW Cities rate, shall be calculated by multiplying the Base Cycle Rates used for 2006 by (1 + CPPI), to establish the 2007 rates.
     (c) Fixed Cost Payment Adjustment. Effective for 2006 and 2007, the Fixed Cost Payment formula will be multiplied by the OTAF.
     (d) Reserved.
     (e) So long as this Agreement remains in effect, the payment rates and mechanisms set forth in Sections 5.02 through 5.06 will be re-set every fifth year through good faith negotiations, commencing with the rates effective for 2013, utilizing a payment methodology consistent with the methodology utilized during the prior five (5) year period; provided, however, that any increment above market pay rates for Pinnacle’s employees, per the Parity Pay Agreement in Exhibit D, will not be considered in re-setting such rates. The rates for the years between each adjustment year will be determined by multiplying the prior year’s rates by (1 + CPPI).
     (f) In the event the parties are unable to reach agreement on new payment rates and mechanisms through good faith negotiations, the rates will be set utilizing the following procedure: (i) the parties shall attempt to agree upon an impartial industry expert to act as sole arbitrator, provided that if the parties are unable to agree upon an expert to so act, each party shall appoint an expert, and the two experts so appointed shall appoint a third expert; (ii) each party shall submit a set of proposed rates to the arbitrator(s); and (iii) the arbitrator(s) shall choose a set of rates from those submitted without modifying either.
     Section 5.11 Reserved.
     Section 5.12 Revised Annual Margin Adjustment Payment. Effective for 2008 and each calendar year thereafter, the parties will calculate Pinnacle’s Margin in accordance with Section 5.12(a) and, if required pursuant to Section 5.12(b) below, one party will make a Margin Adjustment Payment to the other party.
     (a) Calculation of the Total Operating Cost and the Margin. Not later than ninety (90) days following the end of 2008 and each subsequent calendar year during the term of this Agreement, Pinnacle shall deliver to Northwest its audited financial statements including the

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calculation of its operating margin for Regional Airline Services provided under this Agreement for the prior year (the “Margin”) by dividing (x) Pinnacle’s Total Operating Income for Regional Airline Services for such year by (y) Pinnacle’s Total Operating Revenue for Regional Airline Services for such year, subject to the following:
     In calculating the Margin, the amount of any penalties (accounted for as a reduction to revenue) pursuant to Section 5.05, Section 5.13 and/or Section 5.14 below will not be included in Pinnacle’s Total Operating Revenue, and the following expenses will not be included in Pinnacle’s Total Operating Cost:
     (1) Increment above predicted employee bonuses and incentives as set forth in Exhibit C hereto. Predicted bonus and incentive levels are the amounts used in calculating the Block Hour, Cycle and Fixed cost rates for 2007, grown each year by multiplying by (1 + CPPI).
     (2) The amount of any penalties pursuant to Section 5.14 (if not accounted for as a reduction to revenue).
     (3) The amount of any depreciation expense associated with capital expenditures in excess of $250,000 which are designated by Northwest as Section 5.13(a)(3) items because Northwest has determined that such capital expenditures are not necessary after taking into consideration the Annual Operating Plan and Pinnacle’s obligations under this Agreement, within seventy-five (75) days after receiving written notice from Pinnacle of such capital expenditure pursuant to Section 6.01(a)(iv) below.
     (4) The amount of any Fuel Burn Penalty Payment pursuant to Section 5.05(d) (if not accounted for as a reduction to revenue).
     (5) The amount of any asset write-downs (excluding normal depreciation) or extraordinary charges as defined by GAAP.
     (6) The amount of any fines or penalties paid by Pinnacle to any governmental entity.
     (7) The CRJ 200/440 Aircraft and Spare Engine return costs including termination costs incurred by Pinnacle pursuant to Section 3.02 (b) above.
     (8) The amount of any late payment charges, penalties and/or fees incurred by Pinnacle.
     (9) The amount of any payment from Pinnacle to Northwest pursuant to Section 5.13 (if not accounted for as a reduction to revenue).
     (10) The amount of any non-recurring items or adjustments relating to Northwest’s bankruptcy or the bankruptcy of Mesaba Airlines in the United States Bankruptcy Court for the District of Minnesota.

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     The Margin shall be expressed as a decimal rounded to the fourth place. The calculation of the Margin shall be derived from Pinnacle’s reported financial statements for such year and shall be determined in accordance with GAAP.
     (b) Annual Adjustment to Margin Payment.
     With respect to each calendar year effective 2008, if the Margin is greater than 8% but less than or equal to 13%, Northwest shall receive from Pinnacle an amount determined as follows:
     Pnw = (Rev — [Total Operating Cost/(0.92)]) / 2
     where,
     Pnw is the amount payable to Northwest,
Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in Section 5.12 (a), and
     Total Operating Cost excludes items 1-10 in Section 5.12(a) above.
     With respect to each calendar year effective 2008, if the Margin is greater than 13%, Northwest shall receive from Pinnacle an amount determined as follows:
     Pnw = (Rev — [Total Operating Cost/(0.895)])
     where,
     Pnw is the amount payable to Northwest,
Rev is Total Operating Revenue for Regional Airline Services for the applicable calendar year excluding the items listed in Section 5.12 (a), and
     Total Operating Cost excludes items 1-10 in Section 5.12(a) above.
     An amount payable pursuant to this Section 5.12(b) is a “Margin Adjustment Payment.” Northwest shall add in or setoff, as appropriate, any Margin Adjustment Payment in the next wire transfer due to Pinnacle.
     (c) Audit of Total Operating Cost and the Margin. Northwest shall have the right to audit the calculation of the Total Operating Cost, the Margin and the Margin Adjustment Payment, and shall report any disputes to Pinnacle. Any dispute not reported to Pinnacle in writing within ninety (90) days of the receipt of the audited financial statements and Margin calculation by Northwest shall be deemed waived. The payment in respect of any dispute shall be handled as a disputed amount in accordance with Section 5.07.
     Section 5.13 Non-Scheduled Flight Refund.

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     With respect to each calendar year during the term of this Agreement, Northwest shall within thirty (30) days from the receipt of the final Block Hour and Cycle Report received pursuant to Section 5.02 for the immediately preceding year, calculate and notify Pinnacle of the ratio of actual Block Hours for Non-Scheduled Flights to actual Block Hours for Scheduled Flights and the ratio of actual Cycles for Non-Scheduled Flights to actual Cycles for Scheduled Flights. In the event that either ratio exceeds [***], Pinnacle shall remit to Northwest (through a set-off of the next amount due from the Section 5.02 wire transfer) an amount equal to the following:
     Refund Calculation:
Actual Block Hours and/or Cycles for Non-Scheduled Flights in excess of [***] of the actual Block Hours and Cycles for Scheduled Flights, respectively, multiplied by the Block Hour Rate and Cycle Rate, respectively, in effect for the immediately preceding year pursuant to Section 5.03 and as adjusted pursuant to Section 5.10, plus the amount of any Margin Payments previously paid by Northwest to Pinnacle in connection with such excess Block Hours and/or Cycles; provided, however, that no refund will be paid to Northwest with respect to Non-Scheduled Flights which are Aircraft delivery flights. For purposes of this calculation, the cycle rate used will be the average of the then applicable Cycle Rates weighted by the number of Cycles in each category in Section 5.03(b).
     Section 5.14 Performance Levels and Penalties.
     (a) Pinnacle shall be subject to certain performance levels and penalties as described in this Section 5.14(a) (“Performance Criteria”) which shall be deducted from the Block Hour Payment. If Pinnacle does not achieve the performance criterion, then a penalty shall be charged against amounts owing to Pinnacle. Any penalty charge incurred by failing to meet Performance Criteria shall be made in the wire transfer due on the 30th day of the second month following the end of the Performance Period in question pursuant to Section 5.02(b). The applicable performance levels and penalties are as follows:
   (i) Completion Factor (calculated in accordance with Section 2.10 (a)):

Additional
	Penalty	Penalty	Neutral
Performance Level	[***]	[***]	[***]
Penalty per enplaned revenue passenger	[***]	[***]	[***]

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   (ii) On-Time Factors (calculated in accordance with Section 2.10(b)):
     Departure [***]

Additional
	Penalty	Penalty	Neutral
Performance Level	[***]	[***]	[***]
Penalty per enplaned revenue passenger	[***]	[***]	[***]
     Arrival [***]

Additional
	Penalty	Penalty	Neutral
Performance Level	[***]	[***]	[***]
Penalty per enplaned revenue passenger	[***]	[***]	[***]
     In conjunction with Pinnacle’s on-time arrival performance, Pinnacle’s target block time performance [***] shall not exceed [***]. If Pinnacle’s actual block time performance [***] exceeds [***], Pinnacle’s actual arrival performance [***] will be adjusted downward by [***] per [***] percentage point in excess of [***]
   (iii) Luggage Mishandled (calculated in accordance with Section 2.10 (c)):

Additional
	Penalty	Penalty	Neutral
Performance Level (incidents per [***] enplaned revenue passengers)	[***]	[***]	[***]
Penalty per enplaned revenue passenger	[***]	[***]	[***]
   (iv) Customer complaints (calculated in accordance with Section 2.10 (d)):

Additional
	Penalty	Penalty	Neutral
Performance Level (incidents per [***] enplaned revenue passengers)	[***]	[***]	[***]
Penalty per enplaned revenue passenger	[***]	[***]	[***]
The parties will review the penalty levels for customer complaints after the first year this Agreement is in effect and make such adjustments as are mutually agreed.
     (b) Reconciliation of Performance Standards. For each Performance Period, (i) Northwest shall determine the total number of enplaned revenue passengers on Scheduled Flights operated by Pinnacle, (ii) Pinnacle shall prepare a reconciliation of its actual performance to the

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targeted performance with respect to its completion factor and its on-time factor and (iii) Northwest shall prepare a reconciliation of Pinnacle’s actual performance to targeted performance with respect to Pinnacle’s incidences of mishandled luggage and its number of customer complaints. Such reconciliations will be completed and delivered to the other within thirty (30) days after the end of each Performance Period. Northwest and Pinnacle will have the right to audit the reconciliation prepared by the other and shall report any discrepancies to the other. Any discrepancy not reported in writing within sixty (60) days of the end of any Performance Period shall be deemed waived. The payment of in respect of any discrepancy shall be handled as a disputed amount in accordance with Section 5.07.
     (c) Additional Performance Criteria. During the term of this Agreement, Northwest may propose other performance criteria for Pinnacle’s operations pursuant to this Agreement. The parties agree that they will meet upon the introduction of additional performance levels for Northwest’s operations, to develop similar performance targets for Pinnacle, taking into account the differences in operations between the two companies, and shall use their best commercially reasonable efforts to develop a system of performance levels and penalties for Pinnacle’s performance with respect thereto in a manner consistent with the performance standards agreed to herein.
     Section 5.15 Pinnacle Change of Control. In the event a Pinnacle Change of Control shall have occurred prior to Pinnacle’s compliance with Section 5.18 of this Agreement, then Sections 5.08, 5.09 and 5.12 shall be terminated effective immediately. In the event a Pinnacle Change of Control shall have occurred from and after Pinnacle’s compliance with Section 5.18 of this Agreement, (i) Northwest may, at its option, remove up to sixty-two (62) of the CRJ-200/440 Aircraft and related Spare Engines, as selected by Northwest, from Pinnacle’s base fleet of one hundred twenty-four (124) CRJ-200/440 Aircraft (and related Spare Engines) on a schedule designated by Northwest in its sole discretion; provided, however, that (A) the Aircraft (and related Spare Engines) shall be removed from Pinnacle’s fleet at a rate of no more than one-third of the Aircraft (and related Spare Engines) being removed in any twelve month period, and (B) notwithstanding the terms of any of the applicable Leases to the contrary, Pinnacle shall not be required to comply with the return conditions in the Leases to the extent that no Event of Default (as defined in the Leases) has occurred and is continuing at the time of the Change of Control; (ii) Northwest may, at its option, extend the term of the Agreement for a period of five years and no rate adjustment pursuant to Section 5.10(e) above shall apply during such five year period; (iii) the minimum completion factor set forth in Section 2.10(a) of this Agreement shall be increased to ninety-six percent (96%), and (iv) for purposes of Section 2.10 of the Agreement the definition of Performance Period shall be amended in its entirety to read as follows: “‘Performance Period’ means a rolling three (3) month period during the term of this Agreement.”
     Section 5.16 Credit Card Chargebacks.
     (a) Pinnacle shall be billed for credit card chargebacks resulting from Pinnacle’s noncompliance with Northwest’s credit card acceptance procedures. Northwest shall apply the same card acceptance procedures and standards to Pinnacle as applied to Northwest by Northwest’s credit card contractors. Northwest will inform Pinnacle in writing regarding any

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material changes in Northwest’s agreements with its credit card contractors to the extent such changes will impact the procedures and standards to be applied by Pinnacle.
     (b) With respect to all credit card charge forms returned to Pinnacle by Northwest, Northwest will furnish Pinnacle with a complete written explanation of the reason therefore accompanied by relevant documentation received from the credit card issuer or credit card holder.
     (c) Upon receipt of a chargeback, Pinnacle shall have a reasonable period of time, but not to exceed 30 days, to review the validity of the chargeback notice. If the chargeback is valid (within the scope of the circumstances for the chargeback), Pinnacle shall remit to Northwest within 30 days a gross amount equal to such credit card charge form. If, in Pinnacle’s good faith opinion, the chargeback is not valid, Pinnacle will so notify Northwest and provide Northwest with a complete written explanation of the transaction together with any necessary supporting documentation within the 30-day period.
     (d) All revisions to Northwest’s credit card acceptance procedures must be in writing and must be submitted to Pinnacle at least 30 days in advance of the effective date of such procedures or such shorter notification period as Northwest may utilize in notifying its own personnel
     Section 5.17 Returned Checks.
     (a) Pinnacle shall be billed pursuant to Section 5.07 above for all returned checks resulting from Pinnacle’s non-compliance with Northwest’s check acceptance procedures.
     (b) Northwest will furnish Pinnacle with a complete written explanation of the reason therefore, accompanied with the relevant documentation.
     (c) Pinnacle shall refund Northwest the full amount of the dishonored check within 30 days. If, in Pinnacle’s reasonable opinion, the charge is not valid, Pinnacle will so notify Northwest and provide Northwest with a complete written explanation of the transaction together with any necessary supporting documentation within the 30-day period.
     (d) All revisions to Northwest’s check acceptance procedures will be in writing and will be submitted to Pinnacle at least 30 days in advance of the effective date of such procedures or such shorter notification period as Northwest may utilize in notifying its own personnel.
Section 5.18 Share Purchase
     Pinnacle Corp. and Northwest shall each perform their respective obligations set forth in the Share Purchase Agreement, a form of which is attached hereto as Exhibit G and which provides for the purchase by Pinnacle Corp. of the share of Pinnacle Corp.’s Series A Preferred Stock held by Northwest on January 2, 2008.

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ARTICLE VI
REPORTING OBLIGATIONS,
AUDITING, INSPECTIONS AND CONFIDENTIALITY/PUBLICITY
     Section 6.01 Reporting Obligations.
     (a) Certain Notices to Northwest. With respect to the Regional Airline Services operated pursuant to this Agreement, Pinnacle shall give prompt written notice to Northwest of (i) any litigation involving an uninsured claim of more than $1,000,000 against Pinnacle, (ii) any proceeding before any governmental agency which, if adversely determined, would materially and adversely affect Pinnacle’s financial condition, affairs, operations or prospects, including but not limited to any significant FAA enforcement or civil penalty action, (iii) any other matter which would materially and adversely affect the financial condition, affairs, operations or prospects of Pinnacle or its ability to perform its obligations under this Agreement, and (iv) any proposed extraordinary capital expenditures and all capital expenditures in excess of $250,000. Pinnacle shall also provide Northwest the reports specified in Section 2.11(a) above and shall report to Northwest not later than the last day of each month its completion factor and on-time factor for the prior month with respect to the Scheduled Flights operated pursuant to this Agreement.
     (b) Financial and Reporting Covenants. Pinnacle Corp. and Pinnacle shall promptly provide to Northwest notice of and adequate information regarding any material weaknesses or reportable conditions noted in any management letters received by either company from its independent auditors and the company’s responses thereto. With respect to the Regional Airline Services operated pursuant to this Agreement, Pinnacle Corp., Pinnacle and all Affiliates of Pinnacle Corp. shall also provide Northwest with monthly financial statements, annual expense budgets and periodic business plans and related projections.
     (c) Certain Notices to Pinnacle. Northwest shall report to Pinnacle not later than the last day of each month the number of incidences of mishandled luggage and the number of customer complaints for the previous month related to the Regional Airline Services provided hereunder. Upon the reasonable prior written request by Pinnacle, Northwest shall make available its books and records related to incidences of mishandled luggage and customer complaints in connection with the Regional Airline Services provided hereunder.
     Section 6.02 Audits.
     (a) Compliance Audits. Upon the reasonable prior written request by Northwest, Pinnacle Corp. and Pinnacle shall make available for inspection by Northwest their respective books and the books of all of their Subsidiaries and Affiliates, including but not limited to general ledger backup (monthly) for financial statements and records, to the extent that such books and records relate to the provision of Regional Airline Services operated pursuant to this Agreement, and otherwise to the extent reasonably necessary to audit Pinnacle Corp.’s and Pinnacle’s compliance with the terms hereof. Northwest shall also be entitled to make copies and notes of such information as it deems necessary and to discuss such records and the finances and

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accounts of Pinnacle Corp. and Pinnacle with each Company’s Chief Financial Officer or other employee or agent of Pinnacle Corp. or Pinnacle knowledgeable about such records.
     (b) Inventory Audits. At Northwest’s request, during the term of this Agreement Pinnacle and Northwest shall conduct an annual inventory audit of all spare parts, tooling and ground support equipment owned by Northwest and leased to Pinnacle or owned by Northwest and supplied to Pinnacle. Such audit shall not be requested more than one time per calendar year. In conducting such audit, the parties shall tabulate the quantity and type of all spare parts and ground support equipment including recognition of spare parts and ground support equipment which were scrapped in the preceding year(s). Such audit, when completed and agreed to by both parties, shall be final.
     Section 6.03 Inspections. Northwest shall be entitled to conduct on-site observations of Pinnacle’s in-flight service, flight, maintenance, technical operations, gate-check in service, ground operations, Aircraft cleaning and any and all other services and operations performed under this Agreement to monitor Pinnacle’s operations in the same manner as similar functions are evaluated at Northwest. The purpose of such inspections shall be to determine Pinnacle’s compliance with applicable Governmental Regulations, state and local laws, equipment manufacturer’s instructions and the standards established by this Agreement. Pinnacle’s operation will be evaluated according to the same standard as Northwest taking into account the differences in size and operational capabilities between the two airlines. Such inspections may be announced or unannounced, but under no circumstances shall they interfere with the operation of Pinnacle’s business. Northwest shall report the findings of any such inspection to Pinnacle in writing. Pinnacle shall provide a timely written response detailing a plan of corrective action to remedy any deficiencies noted in an inspection. If any deficiency comes to the attention of Pinnacle through audits or any other means, Pinnacle shall take immediate corrective action.
     Section 6.04 Confidentiality/Publicity. Each of Northwest and Pinnacle agrees that, except as otherwise required by Governmental Regulations or any other applicable law, it shall not disclose to others and shall keep confidential the terms of this Agreement and any confidential, non-public information concerning the other that it obtains as a result of or pursuant to this Agreement. Pinnacle shall not issue any press release or public announcement relating to new Scheduled Flights, the cessation of Scheduled Flights in any Service City, schedule changes, customer initiatives, marketing programs or promotions, without Northwest’s prior written approval of the press release or public announcement. In any such press release or public announcement, Pinnacle shall identify itself as a Northwest Airlink carrier.
ARTICLE VII
NORTHWEST IDENTIFICATION
     Section 7.01 Identification License. Northwest hereby grants to Pinnacle a non-exclusive, non-transferable, non-sublicensable license to use the NW Identification in connection with its operation of the Regional Airline Services as authorized hereunder.

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     Section 7.02 Designator License. Northwest hereby grants to Pinnacle a non-exclusive, non-transferable, non-sublicensable license to use the Designator in connection with its operation of the Scheduled Flights as authorized hereunder.
     Section 7.03 New Identifications. From time to time in its sole discretion, Northwest may change any NW Identifications and/or Designators upon notice to Pinnacle. After receipt of such notice, Pinnacle shall, as soon as practicable, but no later than thirty (30) days thereafter, commence use solely of the new NW Identifications and/or Designators and cease all use of any superseded ones. Northwest shall reimburse Pinnacle for the reasonable out-of-pocket expenses incurred by Pinnacle in making such changes.
     Section 7.04 Use of Identification. Northwest shall have exclusive control over the use and display of all NW Identifications and Designators, and Pinnacle shall comply with all policies and guidelines of Northwest in this regard. Pinnacle shall use the NW Identifications and Designators in good faith, in a dignified manner and in compliance with good trademark practice. Pinnacle shall use the NW Identifications and Designators exactly as prescribed by Northwest, and shall not use (i) any stylization, abbreviation or variation thereof or (ii) the NW Identifications and Designators in connection or combination with any other Identification, in each case, without Northwest’s prior written consent, which may be withheld in its sole discretion.
     Section 7.05 Quality Control. Pinnacle shall use the NW Identifications and Designators only in connection with products and services that comply with the high standards of quality associated with Northwest. At Northwest’s request, Pinnacle shall submit representative samples to Northwest of all uses by Pinnacle of the NW Identifications and Designators pursuant to this Agreement, including Sections 2.02, 4.03(f), 4.07(d) and 4.09(e). Pinnacle shall receive the prior written approval of Northwest for any new uses of the NW Identifications and Designators, including on any advertising and promotional materials. Once such approval is received, Pinnacle need not resubmit such materials for approval unless they contain non-trivial modifications.
     Section 7.06 Reservation of Rights. All rights not expressly granted to Pinnacle hereunder are expressly reserved by Northwest, including without limitation the right to use or license others to use any NW Identifications or Designators. Pinnacle shall not use the NW Identification or Designator except as expressly authorized herein, and has no right to use any other Identification of Northwest other than the specific NW Identification in the exact form prescribed by Northwest from time to time.
     Section 7.07 Ownership. Pinnacle hereby acknowledges that, as between the parties, Northwest is the sole owner of the names “Northwest” and “Northwest Airlink,” the initials “NW,” and any Designators or NW Identifications related thereto or otherwise licensed to Pinnacle hereunder. Pinnacle agrees not to directly or indirectly question attack, contest or impugn the validity and/or Northwest’s rights in the Designators and NW Identifications, including without limitation by attempting to register title to or any intellectual property rights in same or by participating in any action or proceeding adverse to Northwest in this regard. Pinnacle agrees to cooperate fully with Northwest in all actions to enforce, police and defend

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Northwest’s rights in the Designators and NW Identifications, subject to reimbursement for its out-of-pocket expenses.
     Section 7.08 Termination. Should this Agreement expire or terminate for any reason, the licenses in Sections 7.01 and 7.02 shall immediately terminate (although Sections 7.07 and 7.08 shall survive), and Pinnacle shall promptly, but in any event within ninety (90) days (one hundred twenty (120) days with respect to any distinctive color scheme), take all such actions as may be necessary to change its facilities, equipment, uniforms, supplies and other materials to cease all use of any Designators and NW Identifications and to avoid any customer confusion or the suggestion or appearance that Pinnacle continues to have an operating relationship with Northwest.
     Section 7.09 Bankruptcy. The parties intend that the identity of Pinnacle as the licensee hereunder is a material condition to Northwest’s granting of the licenses in 7.01 and 7.02, and that this Agreement should be construed overall as a contract for the personal services of Pinnacle. Therefore, in the event Pinnacle becomes subject to a bankruptcy proceeding, the parties intend that this Agreement shall not be assumed and/or assigned by Pinnacle or its representative without Northwest’s consent.
ARTICLE VIII
TAXES AND FEES
     Section 8.01 Taxes and Fees.
     (a) Pinnacle shall be liable for and pay the amount of any taxes (other than Ticket Taxes and Fees which are addressed separately in Section 8.02 below), duties, license fees, assessments, and other charges, together with any interest and penalties thereon, levied, assessed, or imposed by any federal, foreign, state or local taxing or airport authority related or attributable to (i) the property owned or used by Pinnacle, and (ii) the performance of Regional Airline Services pursuant to this Agreement.
     (b) Excluded from the coverage of Section 8.01(a) are any taxes based on the net income of Northwest.
     Section 8.02 Ticket Taxes and Fees.
     (a) For all sales by Pinnacle using Northwest ticket stock or air waybills, Pinnacle shall be responsible for (1) collecting all Ticket Taxes and Fees, and (2) remitting such Ticket Taxes and Fees to Northwest at the same time as the revenues to which the Ticket Taxes and Fees relate are received by Northwest. Northwest then shall be responsible for remitting to the appropriate governmental entities and taxing authorities Ticket Taxes and Fees remitted by Pinnacle to Northwest.

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     (b) Pinnacle shall indemnify, defend, and hold harmless Northwest and its current or former officers, directors, employees, agents, and its affiliates (the “NW Indemnitees”) from and against all assessments or payments for Ticket Taxes and Fees related to all sales by Pinnacle using Northwest ticket stock or air waybills, and any interest and/or penalties related thereto. This indemnification specifically includes, but is not limited to, assessments or payments under Sections 4261, 4263, 4271, 4291, 6662, 6672, 6861 or 7275 of the Internal Revenue Code of 1986, as amended, and any successor provisions. Pinnacle further agrees as part of this indemnification to reimburse the NW Indemnitees for any reasonable out-of-pocket expenses, including attorneys’ fees and expenses, the NW Indemnitees have incurred in connection with any such assessment or payment. The obligations of Pinnacle under this Section 8.02(b) shall remain in effect and shall survive without limitation the termination of this Agreement.
     Section 8.03 Property Tax, Fuel Tax, and Sales and Use Tax Compliance.
     (a) On the date thirty (30) days after Northwest hires an appropriate individual to prepare Pinnacle property tax returns (the “Commencement Date”), Northwest shall become responsible for administering Pinnacle’s property taxes, both real property and personal property. Northwest shall be responsible for notifying Pinnacle in writing of the Commencement Date. As of the Commencement Date, Northwest shall prepare all property tax returns once the appropriate information is gathered by Pinnacle and Northwest. Northwest shall prepare the property tax returns with the same care, diligence, and expertise used in filing the property tax returns of Northwest. As of the Commencement Date, Northwest also shall be responsible for (1) the review of Pinnacle’s property tax assessment notices and accompanying workpapers, and the resolution of any disputes regarding such notices; (2) the review of Pinnacle’s property tax bills; (3) the preparation and filing of any property tax refund claims; and (4) the management of any audits of Pinnacle’s property taxes. Northwest and Pinnacle shall cooperate to ensure that Pinnacle’s property tax returns, refund claims, and property tax bills are reviewed and signed by the properly authorized individual(s). Depending on who signs the property tax returns or refund claims, Northwest and Pinnacle shall cooperate to ensure the timely filing of such property tax returns and refund claims.
     (b) With respect to fuel taxes, Northwest and Pinnacle shall cooperate to ensure that Pinnacle is filing appropriate fuel tax returns and refund claims to minimize Pinnacle’s taxes. Northwest shall determine which entity, Northwest or Pinnacle, shall be responsible for preparing and filing appropriate fuel tax returns and refund claims. Unless Northwest determines otherwise and notifies Pinnacle in writing, Pinnacle shall be responsible for all Pinnacle fuel tax filings and payments. Upon the request of Northwest, Northwest shall be entitled to review any actual or proposed Pinnacle fuel tax filings. Pinnacle shall notify Northwest of the commencement of any fuel tax audit. Prior to resolving any fuel tax audit, Pinnacle shall receive approval from Northwest to resolve any such audit.
     (c) With respect to sales and use taxes, Northwest and Pinnacle shall cooperate to ensure that Pinnacle is filing appropriate sales and use tax returns and refund claims to minimize Pinnacle’s taxes. Northwest shall determine which entity, Northwest or Pinnacle, shall be responsible for preparing and filing appropriate sales and use tax returns and refund claims. Unless Northwest determines otherwise and notifies Pinnacle in writing, Pinnacle shall

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be responsible for all Pinnacle sales and use tax filings and payments. Upon the request of Northwest, Northwest shall be entitled to review any actual or proposed Pinnacle sales and use tax filings. Pinnacle shall notify Northwest of the commencement of any sales or use tax audit. Prior to resolving any sales or use tax audit, Pinnacle shall receive approval from Northwest to resolve any such audit.
     (d) To the extent requested by Northwest, Pinnacle shall cooperate with Northwest to minimize Pinnacle’s property, fuel, excise, sales, use, value-added, or similar transactional taxes. Pinnacle shall in good faith and using reasonable best efforts supply Northwest with such information and documents reasonably requested by Northwest to minimize Pinnacle’s property, fuel, excise, sales, use, value-added, or similar transactional taxes. Unless Northwest determines otherwise, Pinnacle shall use its reasonable best efforts to seek any and all applicable refunds or credits of excise, sales, use, value-added, or similar transactional taxes paid by Pinnacle.
     Section 8.04 Refunds of Tax. To the extent Northwest prepares and/or is responsible for pursuing any refunds or refund claims related to Pinnacle’s fuel, excise, sales, use, value-added or similar transactional taxes, Northwest shall be entitled to retain one hundred percent (100%) of the amount of any such refund, credit or other benefit. To the extent Pinnacle prepares or is responsible for pursuing any such refunds or refund claims, Pinnacle shall retain thirty percent (30%) of the amount of any such refund, credit or other benefit (inclusive of interest) it receives, and the remaining seventy percent (70%) (inclusive of interest) shall be paid to Northwest within ten (10) days of its receipt or recognition of benefit by Pinnacle. Any refunds, credits or other benefits received related to Pinnacle’s property taxes will be retained by Pinnacle and will act to reduce Pinnacle’s direct expenses pursuant to Section 5.06(l).
ARTICLE IX
LIABILITY, INDEMNIFICATION AND INSURANCE
     Section 9.01 Independent Contractor.
     (a) Except for the limited purpose described in Section 5.01 hereof, Pinnacle shall act as an independent contractor. The employees, agents and/or independent contractors of Pinnacle engaged in performing any of the services Pinnacle is obligated to perform pursuant to this Agreement shall be employees, agents and independent contractors of Pinnacle for all purposes and under no circumstances shall employees, agents or independent contractors of Pinnacle be deemed to be employees, agents or independent contractors of Northwest. Except for the limited purpose described in Section 5.01 hereof, in its performance of obligations under this Agreement, Pinnacle shall act, for all purposes, as an independent contractor and not as an agent for Northwest. Northwest shall have no supervisory power or control over any employees, agents or independent contractors engaged by Pinnacle in connection with Pinnacle’s performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Northwest to a designated representative of Pinnacle. Nothing contained in this Agreement is intended to limit or condition Pinnacle’s control over its operation or the conduct of its business as an air carrier, and Pinnacle assumes all risks of

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financial losses which may result from the operation of the air services to be provided by Pinnacle hereunder.
     (b) Northwest shall act as an independent contractor. The employees, agents and/or independent contractors of Northwest engaged in performing any of the services Northwest is to perform pursuant to this Agreement shall be employees, agents and independent contractors of Northwest for all purposes and under no circumstances shall employees, agents and independent contractors of Northwest be deemed to be employees, agents or independent contractors of Pinnacle. In performing its obligations under this Agreement, Northwest shall act, for all purposes, as an independent contractor and not as an agent for Pinnacle. Pinnacle shall have no supervisory power or control over any employees, agents or independent contractors engaged by Northwest in connection with the performance of its obligations hereunder, and all complaints or requested changes in procedure shall, in all events, be transmitted by Pinnacle to a designated representative of Northwest. Nothing contained in this Agreement is intended to limit or condition Northwest’s control over its operation or the conduct of its business as an air carrier.
     Section 9.02 Indemnification.
     (a) Each party assumes full responsibility for any and all liability to its own officers, employees or agents on account of injury or death resulting from or sustained in the performance of their respective services under this Agreement. Each party shall indemnify, defend, protect, save and hold harmless the other party, its officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages and losses (including the costs, fees and expenses in connection therewith and incident thereto) brought against the other party, its officers, employees or agents by or on behalf of any other person, by reason of damage to or destruction of property of any such person, or injury to or death of such person, caused by or arising out of any act or omission by the indemnifying party occurring while this Agreement is in effect. Notwithstanding the foregoing, neither party shall be liable for indemnifying the other for claims of third parties if caused by the gross negligence or willful misconduct of the other. Each party shall give the other party prompt and timely notice if it has actual knowledge of any claim made or suit instituted against the other party which in any way results in indemnification hereunder, and the other party shall have the right to compromise or participate in the defense of such claim or suit to the extent of its own interest.
     (b) Northwest shall indemnify Pinnacle against any physical loss of or damage to the Aircraft caused by Northwest’s negligent operation of ground support equipment or other acts or omissions of Northwest in performing Ground Handling Functions pursuant to Section 4.02 above; provided, however, that Northwest’s liability shall be limited to any such loss or damage to the Aircraft not exceeding the amount of the deductible with respect to such Aircraft under Pinnacle’s hull risk insurance policy, except that loss or damage in respect of any incident below $3,000 shall not be indemnified. For the avoidance of doubt, Northwest shall not be liable to Pinnacle for any consequential loss or damage arising from physical loss of or damage to the Aircraft, and Pinnacle shall not make any claim against Northwest and shall indemnify it against any liability in respect of any and all such consequential loss or damage howsoever arising.

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     (c) The obligations of Pinnacle and Northwest under the indemnity and insurance provisions contained herein shall remain in effect and shall survive without limitation the termination of this Agreement with respect to any occurrence or claims arising during the term of or in connection with this Agreement.
     (d) If Pinnacle joins the fuel consortium at a Service City (i) Pinnacle shall indemnify Northwest against any liabilities, claims, demands, suits, judgments, fines, penalties, and actual damages (including the costs, fees and expenses in connection therewith and incident thereto) brought against Northwest, its officers, employees or agents by or on behalf of any other person, by reason of Pinnacle’s acts or omissions in connection with or related to its participation in the fuel consortium at such Service City and which occur while this Agreement is in effect, and (ii) Northwest shall indemnify Pinnacle against any liabilities, claims, demands, suits, judgments, fines, penalties, and actual damages (including the costs, fees and expenses in connection therewith and incident thereto) brought against Pinnacle, its officers, employees or agents by or on behalf of any other person, by reason of the acts or omission of Northwest or any other party to such fuel consortium in connection with or related to the participation of Northwest or such other party in the fuel consortium at such Service City and which occur while this Agreement is in effect. Except as set forth in this Section 9.02(d), in all other respects the terms of the Agreement regarding relative liabilities and indemnification among the parties hereto govern claims, damages, or liabilities caused by or arising from the act or omission of any party hereto.
     Section 9.03 Insurance.
     (a) Pinnacle agrees, at its sole expense, to maintain in full force and effect the following insurance coverage with respect to Regional Airline Services:
     (1) Workers’ compensation and occupational disease insurance, subject to the laws of the states wherein this Agreement is being performed. Such coverage shall include employers liability insurance with a minimum limit of $1,000,000 per incident.
     (2) Comprehensive aviation bodily injury and property damage liability insurance with limits of not less than $1 billion combined single limit per occurrence (or such other minimum amount as may be reasonably requested by Northwest from time to time in the event Pinnacle no longer obtains airline liability insurance coverage as part of the Northwest’s aviation insurance placement), including, but not limited to, aircraft liability, passenger legal liability, premises and property damage liability, hangar keepers liability and baggage and cargo liability. Such insurance shall include personal injury and contractual liability, and shall also include war risk and allied perils, hijack and confiscation coverage with a limit of not less than $1 billion per incident.
     (3) All risk hull insurance on the Aircraft, including hull war risk coverage as required by Northwest.
     (b) Prior to the commencement of Regional Airline Services under this Agreement and at least annually thereafter, certificates of insurance in a form satisfactory to Northwest shall be delivered to Northwest evidencing compliance with

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the insurance terms of this Agreement. All of the above policies shall have deductible amounts as established by Northwest, and, in any event, all of the above insurance shall be written through an insurance company or companies reasonably satisfactory to Northwest, and the certificates of insurance shall be of a type that unconditionally obligates the insurer to notify Northwest in writing at least thirty (30) days (or such lesser period as may be available for war peril coverage) in advance of the effective date in the event of any material change in or cancellation of such insurance. The policies of insurance required by paragraphs (2) and (3) of Section 9.03(a) shall provide coverage for events which occur during the policy period, are continuing in nature and not on a claims made basis, and shall include endorsements that provide:
     (1) That the Underwriters acknowledge that the indemnification and hold harmless provisions of this Agreement are insured under Pinnacle’s blanket contractual liability coverage.
     (2) That Northwest, its officers, agents and employees are named as additional insureds thereunder.
     (3) That the insurance is primary with respect to the matters within such coverage, irrespective of any insurance carried by Northwest.
     (4) That with respect to the interest of Northwest, the insurance shall not be invalidated by any breach of warranty by Pinnacle.
     (5) That provide a severability of interest/cross liability endorsement.
     (6) That the insurer shall waive its subrogation rights against Northwest, its officers, agents and employees.
     (7) That any waiver of rights of subrogation against other parties by Pinnacle will not affect the coverage provided with respect to Northwest.
     The parties acknowledge and agree that endorsements (2) through (7) above are only applicable in the event Pinnacle obtains liability insurance coverage that is not part of Northwest’s aviation insurance placement.
     (c) In the event the U.S. Government reimburses Pinnacle or its Affiliates for excess insurance costs incurred as a result of the September 11, 2001 terrorist attacks or other such occurrences, Pinnacle will promptly remit such reimbursement, including the applicable Margin Payment, if any, to Northwest in immediately available funds.

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ARTICLE X
TERM AND TERMINATION
     Section 10.01 Term. The 2003 ASA was made effective as of January 1, 2003 (the “Initial Effective Date”) and subject to the approval of this Agreement and the other Transaction Documents by the Bankruptcy Court, this Agreement shall be made effective as January 1, 2007 (the “Effective Date”). Unless earlier terminated as provided herein, this Agreement shall continue in effect until December 31, 2017 and shall thereafter automatically be extended for successive five (5) year renewal periods (each a “Renewal Term”) unless Northwest gives not less than two years’ advance notice of non-renewal prior to December 31, 2017 or the commencement of any Renewal Term, in which case the Agreement will terminate on December 31, 2017 or the last day of the then applicable Renewal Term, as the case may be.
     Section 10.02 Termination by Either Party.
     (a) In the event that Pinnacle Corp., Pinnacle or Northwest (i) makes a general assignment for the benefit of creditors or becomes insolvent, (ii) files a voluntary petition in bankruptcy, (iii) petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, (iv) commences under the laws of any competent jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors, (v) becomes the object of any proceeding or action of the type described in (iii) or (iv) above and such proceeding or action remains undismissed or unstayed for a period of at least thirty (30) days, or (vi) is divested of a substantial part of its assets for a period of at least thirty (30) days, then Pinnacle Corp. or Pinnacle (in the event the foregoing occurs with respect to Northwest) or Northwest (in the event the foregoing occurs with respect to Pinnacle Corp. or Pinnacle) may by written notice terminate this Agreement immediately.
     (b) Except as otherwise provided in Section 10.03, in the event of a breach of a nonmonetary provision of this Agreement by either party remaining uncured for more than thirty (30) days after receipt of written notification of such default by the nondefaulting party, or in the case of a breach requiring more than thirty (30) days notice to cure, the defaulting party does not begin and pursue with due diligence a method of cure within thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.
     (c) In the event of a breach of a monetary provision of this Agreement by either party and such default remaining uncured for more than thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.

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     Section 10.03 Termination by Northwest. Notwithstanding the provisions of Section 10.02(b), Northwest shall have the right to terminate this Agreement immediately and at its sole option if:
     (a) Pinnacle shall default in the payment of any amount due under any Lease and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived.
     (b) Pinnacle shall default with respect to any other terms of any Lease, such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived.
     (c) Pinnacle shall fail to comply with the provisions of Section 9.03 and, as a result thereof, the insurance required thereunder is not in effect.
     (d) Pinnacle shall fail to comply with the provisions of Section 6.03.
     (e) More than fifty percent (50%) of the Aircraft do not operate any Scheduled Flights for more than seven (7) consecutive days or twenty-five percent (25%) of the Aircraft do not operate any Scheduled Flights for more than twenty-one (21) consecutive days, other than as a result of (1) an FAA order which grounds all commercial flights of all air carriers or grounds a specific Aircraft type of all air carriers, (2) a scheduling action by Northwest, or (3) Northwest’s inability to perform its obligations under this Agreement as a result of a strike by Northwest employees.
     (f) Pinnacle’s FAA or DOT Certification is for any reason suspended or revoked or otherwise not in full force and effect so as to permit Pinnacle to perform the Regional Airline Services required under this Agreement.
     (g) A Pinnacle Change of Control shall have occurred; provided, however, that subject to Pinnacle’s compliance with Section 5.18 of the Agreement, this Section 10.03(g) shall be deleted effective as of the closing under the Share Purchase Agreement.
     (h) Pinnacle or a Pinnacle Affected Company shall commence operating an aircraft type which causes Northwest to be in violation of its collective bargaining agreement with its pilots as in effect on the Effective Date.
     (i) The person elected to replace Philip H. Trenary as Chief Executive Officer of Pinnacle and Pinnacle Corp. and any successor Chief Executive Officer of Pinnacle and Pinnacle Corp. shall not be reasonably acceptable to Northwest; provided, however, that subject to Pinnacle’s compliance with Section 5.18 of the Agreement, this Section 10.03(i) shall be deleted effective as of the closing under the Share Purchase Agreement.
     (j) Pinnacle shall default with respect to the material terms of any other agreement between Pinnacle and Northwest, and such default shall continue for more than the period of grace, if any, specified therein and shall not have been waived.

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ARTICLE XI
MISCELLANEOUS
     Section 11.01 Limitation on Performance. The obligation of either Northwest or Pinnacle to perform under the terms of this Agreement shall be limited or modified by, and neither carrier shall be deemed to be in default hereunder as a result of any of the following causes:
     (a) Acts of God or the public enemy, civil war, insurrections or riots; fires, floods, explosions, embargoes, earthquakes or serious accidents, epidemics, or quarantine restrictions; any act of government, governmental priorities, allocations, orders or Governmental Regulations affecting materials or facilities, inability after due and timely diligence to procure materials, accessories, equipment or parts; or due to any other cause to the extent it is beyond that carrier’s practical control or not occasioned by that carrier’s fault or negligence.
     (b) Cessation, slow-down or interruption of work, or any other labor disturbance involving Northwest.
     Section 11.02 Mutual Cooperation. Northwest and Pinnacle shall use their reasonable best efforts to cooperate with each other in performing their respective obligations under this Agreement.
     Section 11.03 Representations and Warranties. Except as expressly set forth herein, neither Northwest nor Pinnacle shall make any representations or warranties, expressed or implied, under or in connection with this Agreement.
     Section 11.04 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties.
     Section 11.05 Governing Law. This Agreement shall be governed in accordance with the laws of the State of Minnesota, notwithstanding the choice of law provisions thereof.
     Section 11.06 Interline and Other Agreements. Northwest agrees, to the extent it has the right to do so, to permit Pinnacle to avail itself of all its rights, privileges and amenities pursuant to its interline agreements and all industry trade or other agreements between Northwest and any other air carriers. Northwest shall take all action and execute such documents as may be necessary to enable Pinnacle to avail itself of the maximum benefits afforded by such agreements. Subject to Northwest’s prior written approval, Pinnacle may enter interline agreements with air carriers other than those air carriers covered by the two preceding sentences.
     Section 11.07 Notices. All notices given hereunder shall be given in writing and shall be delivered in person or deposited in the United States mail, certified or registered mail, return receipt requested, with adequate postage prepaid, or given by Pinnacle courier, telex, facsimile, or other expedient written means, addressed as follows:

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If to Northwest:	Northwest Airlines, Inc.
Department A6100
2700 Lone Oak Parkway
Eagan, Minnesota 55121
[***]
[***]

With copies to:	Northwest Airlines, Inc.
Department A1180
2700 Lone Oak Parkway
Eagan, Minnesota 55121
[***]
[***]

Northwest Airlines, Inc.
Department A6030
2700 Lone Oak Parkway
Eagan, Minnesota 55121
[***]
[***]

If to Pinnacle :	Pinnacle Airlines, Inc.
1689 Nonconnah Parkway
Suit 111
Memphis, Tennessee 38132
[***]
[***]
or to such other address as the respective parties hereto shall designate by notice in writing to the other party. Notices shall be deemed received and given on the date of delivery or the date of refusal of delivery as shown by the return receipt.
     Section 11.08 Parties. Except as provided to the contrary herein, this Agreement, and the rights and obligations created hereunder, shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.
     Section 11.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.
     Section 11.10 Severability. If any term of this Agreement shall be judicially determined to be illegal, invalid or unenforceable at law or in equity, it shall be deemed to be void and of no force and effect to the extent necessary to bring such term within the provisions of any such applicable law or laws, and such terms as so modified and the balance of the terms of this Agreement shall remain enforceable.

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     Section 11.11 Captions, Section Headings and Table of Contents. Captions, section headings and the Table of Contents used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
     Section 11.12 Availability of Equitable Remedies; Procedures.
     (a) In the event of a breach by either party of any provision of this Agreement, the nonbreaching party may give notice thereof to the breaching party, which notice shall specify in reasonable detail the nature of the breach and shall demand that the breaching party either cure the breach or refrain from conduct constituting the breach (herein the “conduct”), as may be applicable. If (i) the breaching party has not cured the breach or refrained from the conduct, as may be applicable, within ten (10) days following receipt of the notice from the nonbreaching party, or (ii) the breaching party does not begin within ten (10) days following receipt of the notice to pursue with reasonable diligence a method of cure or begin to take steps toward ceasing the conduct where the breach or conduct is such that it requires more than ten (10) days to cure or to cease, as may be applicable, then the nonbreaching party may seek to compel performance by the breaching party in accordance with the provisions of paragraph (b) below. If, upon receiving a notice contemplated by this paragraph (a), a breaching party believes that a breach has not occurred or that the conduct specified in the notice does not constitute a breach of the provisions of this Agreement, but the breaching party nonetheless cures the alleged breach or refrains from the conduct within ten (10) days following receipt of such notice, such party may thereafter proceed in accordance with the provisions of paragraph (b) below to seek a determination of whether a breach occurred or whether the specified conduct constituted a breach of the provisions of this Agreement.
     (b) Because a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, following notification in accordance with the provisions of paragraph (a) above, to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance. Further, in the event any party refrains from the conduct of any activity alleged in a notice received pursuant to paragraph (a) above to constitute a breach of the provisions of this Agreement, such party may thereafter proceed promptly to bring an action in the District Court, County of Hennepin, State of Minnesota, for an expedited judicial determination as to whether the conduct specified constitutes a breach of the provisions of this Agreement and, upon a determination that the conduct does not constitute a breach, such party may promptly thereafter recommence such conduct.
     Section 11.13 Exhibits. The Exhibits attached hereto are intended to be an integral part of this Agreement and are incorporated into the Agreement by reference for all purposes.
     Section 11.14 Integration and Entire Agreement. This Agreement (including the Exhibits) and the ancillary documents entered into in connection therewith are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the

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subject matter herein and therein set forth. This Agreement may only be amended or modified by a written agreement between Pinnacle, on the one hand, and Northwest, on the other, which specifically references this Agreement and expressly provides for such amendment.
     Section 11.15 Relationship of Parties. Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.
     Section 11.16 Amended and Restated 2003 ASA. The parties agree that the 2003 ASA is hereby amended and restated effective as of the Effective Date. It is the intent of the parties hereto that all rights, privileges, obligations and duties of the parties arising prior to the Effective Date, including the calculation of any amounts due to any party in respect of such period, shall be governed by the provisions of the 2003 ASA; and all rights, privileges, obligations and duties of the parties arising from and after the Effective Date, including the calculation of any amounts due to any party in respect of such period, shall be governed by the provisions of the 2003 ASA.

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     IN WITNESS WHEREOF, Northwest, Pinnacle and Pinnacle Corp. have executed this Agreement on December 15, 2006.

PINNACLE AIRLINES, INC	NORTHWEST AIRLINES, INC.

By: /s/ President and CEO	By: /s/

PINNACLE AIRLINES CORP

By: /s/ President and CEO

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EXHIBIT A-1
AIRCRAFT LEASE FORM
Please refer to Exhibit 10.2 to Pinnacle Corp.’s Registration Statement on Form S-1 (File No. 333-83354).

A-1

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EXHIBIT A-2
ENGINE LEASE FORM
Please refer to Exhibit 10.3 to Pinnacle Corp.’s Registration Statement on Form S-1 (File No. 333-83354).

A-2

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EXHIBIT B
HUB CITY FACILITY CHARGES
Rental rates chargeable to Pinnacle for the sub-leased space at the Hub Cities shall be as follows:
     MSP — [***] per month
     DTW — [***] per month
     MEM — [***] per month

B-1

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EXHIBIT C
PREDICTED EMPLOYEE BONUSES AND INCENTIVES

				Subsequent
	2003	2004	2005	Years
Employee Bonuses & Incentives	[***]	[***]	[***]	[***]

C-1

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EXHIBIT D
PARITY PAY AGREEMENT
Parity Pay Agreement
The parties agree that labor costs resulting from pay rates in excess of Parity Pay Rates for the pilot, flight attendant, customer service/reservations agent, ramp service, and mechanic workgroups will be excluded from Total Operating Cost when calculating the Margin pursuant to Section 5.10(a) and 5.13(a).
The parties agree that labor costs resulting from any significant work rule and/or Premium changes, in lieu of above Parity Pay Rates will be excluded from Total Operating Cost when calculating the Margin pursuant to Section 5.10(a) and 5.13(a).
The parties agree that labor costs resulting from benefits which are in excess of industry parity for the pilot, flight attendant, customer service/reservations agent, ramp service, and mechanic workgroups will be excluded from Total Operating Cost when calculating the Margin pursuant to Section 5.10(a) and 5.13(a).
The following definitions are used throughout this parity pay agreement:
     “Comparison Airlines” shall have the meaning throughout Exhibit D as the five largest (by revenue) publicly traded U.S. domestic regional airlines operating primarily regional jet aircraft.
     “Premiums” shall mean separate line, longevity, shift, license, skill or other premiums.
     “RAA” shall mean the Regional Airline Association, Washington, D.C.
Definitions provided in the sections below are applicable only to the section in which such terms appear.
Pilot and Flight Attendant Employees
A. Procedures
Pinnacle’s Pay Rates for the pilot and flight attendant workgroups plus hourly impact of any Bonus Rate are compared to Parity Pay Rates.
If Pay Rates exceed Parity Pay Rates in any classification, the labor cost for that classification will be multiplied by the overage percentage and such product will be deducted from Total Operating Cost for purposes of calculating the Margin.
Significant work rule and Premiums changes are evaluated on a case by case basis.
B. Definitions
     “Pay Rates” shall be the top of scale hourly rates of pay excluding Premiums.

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     "Bonus Rate” shall be the average bonus payment divided by the timeframe covered (based on 2,080 hours per year).
     "Parity Pay Rates” shall be the simple average of the Pay Rates at the Comparison Airlines within a classification. In the event that a comparison airline reduces or eliminates its Premiums and simultaneously increases its basic hourly rates, the portion of the basic hourly rate equal to the Premiums shall be excluded in determining Parity Pay Rates.
Customer Service/Reservations Agent, Ramp Service and Mechanic Employees
A. Procedures
Pinnacle’s actual Pay for customer service/reservations agent, ramp service, and mechanic workgroups is compared to projected Parity Pay.
If Pay exceeds Parity Pay in any classification, the difference will be deducted from Total Operating Cost for purposes of calculating the Margin.
Significant work rule and Premiums changes are evaluated on a case-by-case basis.
B. Definitions
     “Pay” is the sum of all customer service/reservation, agent, ramp service and mechanic employees pay, including any bonus payments, within a classification (i.e. customer service agents) and shall exclude Premiums and any overtime premium.
     “Parity Pay” shall be the sum of all customer service/reservation, agent, ramp service and mechanic employees Pay re-calculated using the Parity Pay Scale in place of actual Pay rates.
     “Parity Pay Scale” shall be constructed by taking the average pay rates for Pay steps for all levels new hire to year 10 (top step) of the Comparison Airlines as reported by the RAA.
Benefits — All Employees
A. Procedures
Pinnacle’s actual Benefits for all above employee groups are compared to the average Benefits of the same or similar classifications of the Comparison Airlines as reported by the RAA.
B. Definitions
     “Benefits” include but are not limited to pension, 401(k), health and dental insurance, life and disability insurance, and other post retirement benefits. Benefits are evaluated on an individual basis (i.e. Pinnacle’s pilot pension is compared to the average pilot pension at the Comparison Airlines as reported by the RAA).

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Data Requirements
In order to assess compliance with the Parity Pay Agreement, Pinnacle agrees to provide Northwest with data including but not limited to the following:
- Total labor costs by workgroup or classification (e.g. pilot)

- Pay scales to the extent they exist for all Pinnacle’s workgroups.

- Pay scales for the Comparison Airlines as reported by the RAA for requested workgroups.

- Individual employees’ information including workgroup, longevity or hire date, bonus payments received, hourly rate(s) of pay, hours paid at hourly rate(s) of pay, projected hours paid at each pay step (1 — 10) if not currently paid based on a defined pay scale, for requested workgroups.

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EXHIBIT E
PASS TRAVEL PRIVILEGES
I. Overview
It is understood and agreed that Northwest has purchased and therefore controls all seat inventory on Northwest coded flights operated by Pinnacle Airlines subject to the Airline Services Agreement entered into by Northwest and Pinnacle Airlines. Northwest, in its sole discretion, shall set all prices and control all seat inventory on Pinnacle flights operated under the Northwest code.
Seats on Northwest coded flights operated by Pinnacle have an intrinsic value to Northwest and by definition persons occupying perishable seats, either on a positive space or space available basis, have revenue opportunity costs (displacement, dilution, etc.) to Northwest. Northwest will therefore establish the policies for utilizing its valuable and perishable product inventory. Northwest shall have the right, in its sole discretion, to establish pass travel policies for all persons on all Northwest Flights, including those operated by Pinnacle Airlines.
II. Definitions
“Northwest Flights” shall mean all flights operated by Northwest or Pinnacle Airlines under the Northwest designator code. If and to the extent Northwest enters into an agreement with any regional carrier other than Pinnacle Airlines that provides for pass travel on the terms set forth herein, the term “Northwest Flights” shall include the flights operated by such carrier under the Northwest designator code.
“Pinnacle Business Travel” shall mean employee travel that is required to run Pinnacle Airlines’ operations, perform employee job functions, meet with Pinnacle Airlines vendors, attend company/industry meetings/training, or conduct company business.
By definition, business travel to conduct company business would require a meeting with another person (internal or external) and the vast majority of the trip’s duration should be related to the business objective. If a pleasure trip is taken in conjunction with a business trip, the pleasure portion must be flown space available. Examples:

1. Extend business trip for personal reasons before/after.

Example: Business trip from city A to city B. After meeting is complete, employee extends trip by 2 days in city B for personal reasons. Return flight from city B is leisure space available at the employee’s normal boarding priority.

2. Round Robin. Business trip from city A to B. After business is complete, employee travels from city B to city C for personal reasons, then returns to city A.

— Flights from B to C and C to A are leisure space available.

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Things that would not quality as “Business” would be

- Emergency travel, funeral travel, etc.
- Familarization trips to visit cities where no business is conducted
- Employee recognition/rewards
- Any travel related to personal reasons
- Any travel by any person who is not an employee, such as a spouse or family member
In enforcing Northwest’s business travel policies, Pinnacle Airlines must exercise good faith in determining what is valid company business and in doing so must comply with Northwest’s business travel definition and policies, as such definitions and policies may be changed from time to time by Northwest in its sole discretion.
“Leisure Travel” shall mean any travel that does not qualify as Pinnacle business travel.
III. Travel Privileges of Pinnacle Airlines Employees on Northwest Flights
1. Travel Authority Cards.
Northwest shall have the sole authority to issue travel authority cards for travel on Northwest Flights (which by definition includes Northwest coded flights operated by Pinnacle Airlines). Pinnacle Airlines will not be entitled to issue travel authority cards on Northwest Flights; however, it may submit a request for the issuance of travel authority cards for travel on Northwest to the Northwest Pass Bureau and Northwest, in its sole discretion, shall determine whether or not to grant any such request.
2.	Requests for Travel Passes on Behalf of Any Person Other Than Employees/retirees/family members of employees of Pinnacle Airlines.
Any request for pass travel on Northwest Flights for any person other than employees, retirees or family members of employees of Pinnacle Airlines (for example, employees of airlines other than Pinnacle Airlines) may be submitted to the Northwest Pass Bureau for approval and Northwest, in its sole discretion, shall determine whether or not to grant any such request.
3. Ticket Donations.
Northwest agrees to provide Pinnacle Airlines with [***] positive space (inventory controlled) tickets per year for charitable donations to be made at Pinnacle Airline’s discretion.
4. Collateral (i.e., free tickets, upgrades, Worldclub passes, elite memberships, etc.).
Northwest agrees to provide Pinnacle Airlines with [***] per year of collateral to be used for Pinnacle Airline’s business purposes (i.e., for sales, marketing, service recovery, etc.). Northwest shall determine from time to time the types of collateral to be made available to Pinnacle Airlines and the unit cost for each type of collateral product. The list of collateral products and the unit costs thereof as of the date hereof are set forth on Attachment A attached hereto. Ordering will be handled via Northwest’s GMS process.

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5. Business Travel by Pinnacle Employees on Northwest Flights.
    A. Officers and Board of Directors of Pinnacle Airlines:
Northwest agrees to issue to the President and CEO of Pinnacle Airlines an F1 positive space travel card that is valid for travel on Northwest Flights by the President and CEO and his or her spouse and eligible dependent children so long as such officer is employed by Pinnacle Airlines. This card will be valid for business or leisure travel.
Pursuant to his prior employment agreement, Northwest will issue to Curt Sawyer, Vice President & Chief Financial Officer of Pinnacle Airlines a Y1 positive space travel card that is valid for travel on Northwest Flights by Mr. Sawyer and his spouse and eligible dependent children so long as Mr. Sawyer is employed by Pinnacle Airlines. This card will be valid for business or leisure travel.
Northwest will issue to other officers of Pinnacle Airlines (up to a maximum of 8 individuals) travel privileges on Northwest Flights consistent with the travel privileges to which managing directors of Northwest are entitled from time to time. Currently such privileges are as follows:
Business Travel:       B1/F2 travel card.
Leisure Travel:       [***] B1 trip events per year.
Members of the Board of Directors of Pinnacle Airlines who are not employees will be entitled to receive a Y1 positive space travel card that is valid for travel by such Board member and his or her spouse and eligible dependent children on Northwest Flights operated by Pinnacle. The card will be valid for Pinnacle business purposes and for leisure travel only. The card will not be valid for business travel on behalf of any person, company or entity other than Pinnacle Airlines.
    B. Other Management (Exempt) Employees of Pinnacle Airlines.
1)	Pinnacle Airlines may designate up to [***] management (exempt) employees who will be eligible for B1 (coach positive space, capacity controlled) business travel on Northwest Flights. Pinnacle Airlines shall submit the list of such employees to Northwest annually and Northwest may, in its sole discretion, approve or disapprove any employee whose name appears on such list for such travel privileges.

2)	All other management (exempt) employees of Pinnacle Airlines who are not entitled to the travel privileges described in B.1) above may travel on Northwest Flights with boarding priority 2W, and, to the extent Pinnacle Airlines desires that any such employee travel on a Northwest Flight for Pinnacle business purposes with higher priority, Pinnacle Airlines may submit its request for positive space travel to the Northwest Pass Bureau for approval. Northwest, in its sole discretion, shall determine whether or not to grant any such request.
    C. Non-Management (Non-Exempt) and Contract Employees of Pinnacle Airlines.

Non-management (non-exempt) and contract employees of Pinnacle Airlines must request approval from the Northwest Pass Bureau for any travel on Northwest Flights for Pinnacle Airlines business purposes. Northwest, in its sole discretion, shall determine whether or not to grant any such request. Any such approved travel for Pinnacle Airlines business purposes by such employees shall be on a space available basis.
    D. Pinnacle Airlines Operational Travel Requirements.
1)	Deadhead travel and travel for pilot or flight attendant FAA-mandated training. Pinnacle Airlines may book travel on Northwest Flights with boarding priority of B1 for pilot and flight attendant deadhead and FAA-mandated travel. The purpose of such travel must be supported by crew scheduling, crew bid reports, training schedules or other records of Pinnacle Airlines’ operations. Such records must be maintained for not less than one (1) year and made available for audit by Northwest upon request.
—	Any deadhead booking must contain the following restriction: “No origin/dest or date changes allowed, per Revenue Management.”
Any booking without the above stated restriction will be subject to a [***] fee.
—	Any Y1 booking must be pre-approved by Northwest. Any Y1 booking made without Northwest’s pre-approval will be subject to a [***] one-way fee.

—	Y1 exceptions should be requested from Northwest Day-of-Departure (DoD) desk.
Under no circumstance may positive space bookings be used to transport Pinnacle Airlines flight crews to or from their home (i.e., commuting) or for other non-operational purposes.
2)	Aircraft on Ground (AOG).
In the event Pinnacle Airlines’ operations require the transportation of Pinnacle Airlines’ mechanics or other required personnel due to AOG, Pinnacle shall request approval from the Northwest DoD desk for such travel at boarding priority B1, or if necessary, Y1. Northwest, in its sole discretion, shall determine whether or not to grant any such request.
6. Travel by Interview Candidates, Consultants or Vendors of Pinnacle Airlines.
Pinnacle Airlines will be entitled to purchase travel on Northwest Flights for consultants, vendors and interview candidates of Pinnacle Airlines to attend meetings at Pinnacle Airlines locations for Pinnacle Airlines business purposes only on the terms and conditions set forth in the Northwest Pricing Bulletin BN138, attached hereto as Attachment 2. This Pricing Bulletin is subject to change by Northwest on an annual basis.
7. Leisure Travel by Employees of Pinnacle Airlines.
It is understood that Northwest maintains complete control over the grant of all travel privileges on all Northwest Flights, including non-revenue space available boarding priority. Northwest shall be entitled to all fees and charges collected for pass travel and

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Pinnacle Airlines shall not under any circumstances impose any fees, charges or surcharges on any pass travel on Northwest Flights operated by Pinnacle Airlines other than those set forth herein or specifically authorized by Northwest. Pinnacle Airlines shall be responsible for the payment to Northwest of pass travel fees and charges relating to travel by employees of Pinnacle Airlines or their family members, registered domestic partners or companions, and all amounts collected by Pinnacle Airlines from its employees shall be collected on behalf of Northwest and payable to Northwest on a monthly basis as provided in Section III.9.
Travel by Pinnacle Airlines Employees on Northwest Flights Operated by Pinnacle Airlines:
Pinnacle Airlines shall administer pass travel policies on Northwest Flights operated by Pinnacle in a manner that is wholly consistent with Northwest’s policies as they currently exist and may in the future be changed by Northwest in its sole discretion and shall communicate clearly such policies to its employees. Pinnacle Airlines shall be responsible for enforcing such pass policies with respect to travel by its employees on Northwest Flights and shall notify Northwest in the event of any violations.
Pinnacle Airlines agrees to conform its existing pass travel policies and programs to those of Northwest as soon as reasonably practicable after the date of the Agreement. Such conforming changes include but are not limited to the following:
   1) The boarding priority for Pinnacle employees on Northwest Flights will be as follows:

Flights Operated By
Pinnacle
Employee Category	Northwest	Pinnacle
Management (exempt)	5W Seniority date	5 Seniority date
Non-management (non-exempt) and contract	5W Seniority date	5 Seniority date
Parents	6W Seniority date	6P Seniority date
Pinnacle Airlines shall under no circumstances grant travel privileges on any Northwest Flights at a boarding priority that deviates from that stated above.
2)	Fees for travel by Employees and Parents of Employees. Northwest’s current pass travel policies provide for the following fees for pass travel by employees and parents of employees:
Management (exempt): No service charge. International taxes apply.

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Non-management (non-exempt) and contract employees shall be subject to the following fees:

	Services Fees				International Taxes
	Domestic		International
	Coach	First	Coach	First
Employee less than 5 years service	[***]	[***	See Attachment 3	See Attachment 3	As applicable
	OW	OW
Employee > 5 years service	[***]	[***]	None	See Attachment 3	As applicable
Parent	[***]	[***]	See Attachment 3	See Attachment 3	As applicable
•	All pass travel fees and charges shall be subject to change at Northwest’s discretion, provided that fees and charges applicable to employees of Pinnacle Airlines shall be no higher than those applicable to comparable employees of Northwest

•	Pass travel fees shall apply to all Northwest Flights (including Pinnacle Airlines employees flying on Northwest Flights operated by Pinnacle Airlines).
   4) Companion/Buddy Travel Program.
a)	Pinnacle Airlines must terminate its existing companion/buddy pass travel program.

b)	Pinnacle Airlines must terminate all pass travel by any persons who are not employees of Pinnacle Airlines or family members of Pinnacle Airlines employees (including without limitation employees of airlines other than Pinnacle Airlines or Northwest) on Northwest Flights operated by Pinnacle Airlines unless such travel is specifically permitted hereunder or an authorized officer of Northwest approves such pass travel in writing. Northwest shall provide Pinnacle Airlines with a list of officers of Northwest who are authorized to approve pass travel not provided for herein.
Pinnacle Airlines will be entitled to establish a new companion/buddy program for Pinnacle Airlines employees for travel on Northwest Flights operated by Pinnacle Airlines as follows:
•	Each employee of Pinnacle Airlines will receive 16 one-way trips each calendar year on Northwest Flights operated by Pinnacle. Companion/Buddy travel passes may not be used on Northwest Flights operated by Northwest.

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•	The companion of the Pinnacle Airlines employee must travel with the employee.

•	Fees: The fees payable by Pinnacle Airlines employees for companion/buddy travel on Northwest Flights operated by Pinnacle Airlines shall be consistent with the fees payable by Northwest employees for companion travel on Northwest Flights operated by Northwest.

•	Boarding priority:

Flights Operated By
	Northwest	Pinnacle
Boarding Priority	N/A	5B
5)	Registered Domestic Partners. Registered domestic partners of Pinnacle Airlines employees will be entitled to pass privileges on Northwest Flights in accordance with Northwest’s registered domestic partner program.
8. Booking/Ticketing:
Pinnacle Airlines agrees to use its best efforts to establish a link between its employee database system and that of Northwest to facilitate the automated booking of travel by Pinnacle Airlines employees. Until such link is established, Pinnacle Airlines and Northwest shall cooperate to exchange such data and reports as are deemed necessary to facilitate pass travel in accordance with the provisions hereof. Northwest and Pinnacle Airlines shall each bear their own costs and expenses associated with establishing such links.
Once the linking of Pinnacle Airlines’ and Northwest’s employee database systems are implemented, Pinnacle Airlines employees will be permitted to book positive space and space available travel in accordance with the provisions hereof using Northwest automated systems (RADAR, IVR) and via Northwest Reservations, as needed.
All travel must be by electronic tickets only, when eligible. Travel shall be by Northwest travel cards or easy write forms for non-eligible e-ticket destinations. The use of trip passes, Pinnacle Airlines ticket stock, or other such documents for travel on Northwest Flights operated by Pinnacle shall be strictly prohibited.
9. Payment of Fees
Northwest shall invoice Pinnacle Airlines on a monthly basis for all travel pass fees and charges applicable to travel by employees of Pinnacle Airlines, family members, companions and registered domestic partners of such employees, and for travel by Pinnacle Airlines vendors, interview candidates, etc. hereunder on any Northwest Flight. Pinnacle Airlines shall pay to Northwest all invoiced amounts within 30 days after the date of the invoice. Pinnacle Airlines may elect not to collect from its own employees the pass travel fees and charges applicable to travel by Northwest employees so long as it pays such fees and charges to Northwest on behalf

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of its employees pursuant to the foregoing. Any amounts collected by Pinnacle Airlines for pass travel on Northwest Flights operated by Pinnacle Airlines shall be collected on behalf of and for the benefit of Northwest and remitted in accordance with the foregoing. Pinnacle Airlines shall have no right or interest in and to such amounts.
10. Revocation/Termination/Modification/Amendment of Pass Privileges. All pass travel benefits described herein are deemed to be privileges and are subject to revocation by Northwest in the event of a failure to comply with the provisions hereof and the terms and conditions of Northwest’s pass travel policies, as the same may be changed from time to time by Northwest in its sole discretion. Notwithstanding the foregoing, Northwest agrees that any changes in Northwest’s pass travel policies during the term of the Airline Services Agreement between Northwest and Pinnacle Airlines shall not (i) reduce the amount of tickets or collateral described in Sections 3 and 4 hereof, respectively, (ii) reduce the relative boarding priority to which Pinnacle Airlines employees are entitled to travel on Northwest Flights pursuant to Sections 5 and 7 hereof, or (iii) increase the fees and charges payable by Pinnacle Airlines employees for pass travel benefits on Northwest Flights above those amounts payable by comparable employees of Northwest for the same benefits.
11. Audit
Northwest shall be entitled to audit all records of Pinnacle Airlines to verify compliance with the provisions hereof.
IV. Travel Privileges of Persons Other than Pinnacle Airlines Employees on Northwest Flights
Northwest shall have the right, in is sole discretion, to establish pass travel policies for all persons on all Northwest Flights, including those operated by Pinnacle Airlines. Pinnacle shall administer travel and accommodate passengers on Northwest Flights operated by Pinnacle consistent with all such policies established by Northwest.
It is understood and agreed that leisure travel benefits for Northwest employees will include boarding priority equal to Pinnacle employees on Northwest Flights operated by Pinnacle Airlines, based on seniority. Northwest employees traveling with companions/buddies will board with priority 5B. Northwest’s employee travel fee structure will apply to all leisure travel by Northwest employees on Northwest Flights operated by Pinnacle Airlines and Pinnacle Airlines shall under no circumstances charge any additional fees, surcharges or other amounts to Northwest or Northwest employees traveling on Northwest Flights operated by Pinnacle Airlines.

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Exhibit F
CRJ Fuel Burn (Penalty) Formulas
Note: The formulas below are to be used for the calculation of fuel burn penalty as it pertains to each performance measure and the All-in Rate. The penalty, while settled on an annual basis, is based on a monthly calculation. The result of the calculation for each performance measure shall be netted together to produce a net penalty, if one should exist. To the extent that formulas do not yet exist (i.e. Cruise Speed and Altitude), the parties mutually agree to document those formulas when those performance measures are implemented. Per Section 5.05(d), the All-in Rate is first adjusted for the variances that exist with respect to each performance measure, and then to the extent an unfavorable variance to budget exists, the penalty formula below for the All-in Rate is applied. A penalty is assessed if the cause of variance is deemed within the control of Pinnacle. An example for a month is illustrated in Attachment 1 hereto.
1. Excess Planned Fuel on Arrival (FOA)
Monthly Penalty:
(Average Actual FOA in lbs-Target) x CTC / [***] / Block Hours per Cycle x Total Block Hours x Fuel cost per gallon
Plus Margin applicable to the fuel expense reimbursement pursuant to Section 5.08 or 5.11.
Assumptions:
•	Block Hours based on scheduled and unscheduled operations/cycles that returned legitimate FOA values (on the flight history database)

•	Cost to Carry (CTC) varies with average enroute time; CTC = ([***] x Avg ETE) + [***]

•	Fuel cost per gallon = actual price per gallon incurred by Northwest per Section 5.05(a)(ii) including into-plane fees and taxes.
2. Excess Planned Zero Fuel Weight (ZFW)
Monthly penalty:
(Average Planned ZFW — Average Actual ZFW-target tolerance in lbs) x CTC x CTC / [***] / Block Hours per Cycle x Total Block Hours x Fuel cost per gallon
Plus Margin applicable to the fuel expense reimbursement pursuant to Section 5.08 or 5.11.
Assumptions:
•	Block Hours based on scheduled and unscheduled operations

•	Cost to Carry (CTC) varies with average enroute time; CTC = ([***] x Avg ETE) + [***]

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•	Fuel cost per gallon = actual price per gallon incurred by Northwest per Section 5.05(a)(ii) including into-plane fees and taxes.
3. Excess Auxiliary Power Unit (APU) Burn
Monthly Penalty:
(Average Actual APU hrs per flight hour-Target) x Flt to Blk Hour Ratio x Total Block Hours x [***] / [***] x Fuel cost per gallon
Plus Margin applicable to the fuel expense reimbursement pursuant to Section 5.08 or 5.11.
Assumptions:
•	APU burn rate = [***] pph per Bombardier (w/Air and electric load)

•	APU runs almost exclusively w/air load but not necessarily electric. Reduction in rate w/electric removed insignificant per 9E

•	Flight hours and Block hours based on all 9E operations (scheduled and unscheduled)

•	Fuel cost per gallon = actual price per gallon incurred by Northwest per Section 5.05(a)(ii) including into-plane fees and taxes.
4. Cruise Speed To be determined.
5. Cruise Altitude To be determined.
6. All-in Rate (to be applied after adjusting for known variances to performance measures above as shown in the sample calculation set forth in Attachment 1 hereto)
Monthly Penalty:
(Actual All-in Gallons per block hour-Target) x Total Block Hours x Fuel cost per gallon
Plus Margin applicable to the fuel expense reimbursement pursuant to Section 5.08 or 5.11.
Assumptions:
•	Fuel cost per gallon = actual price per gallon incurred by Northwest per Section 5.05(a)(ii) including into-plane fees and taxes.

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All-in Gallons per Block Hour (Baseline history)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann AVG
2003 Actual
2004 Actual	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Block/Flight Hours

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann AVG
2003 Block Minutes								[***]	[***]	[***]	[***]	[***]	[***]
2004 Block Minutes	[***]	[***]	[***]	[***]	[***]	[***]	[***]

2003 Flight Minutes							[***]	[***]	[***]	[***]	[***]	[***]	[***]
2004 Flight Minutes	[***]	[***]	[***]	[***]	[***]	[***]

2003 Cycles							[***]	[***]	[***]	[***]	[***]	[***]	[***]
2004 Cycles	[***]	[***]	[***]	[***]	[***]	[***]

2003 Flt/Blk Hr Ratio							[***]	[***]	[***]	[***]	[***]	[***]	[***]
2004 Flt/Blk Hr Ratio	[***]	[***]	[***]	[***]	[***]	[***]

2003 Avg Blk Hr per Flt							[***]	[***]	[***]	[***]	[***]	[***]	[***]
2004 Avg Blk Hr per Flt	[***]	[***]	[***]	[***]	[***]	[***]

Cost To Carry [1]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
APU Hours per Flight Hour

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann AVG
2003 Actual								[***]	[***]	[***]	[***]	[***]	[***]
2004 Actual	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2005 Target	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

GPFH Adjustment (reduc)/incr [2]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
GPBH Adjustment (reduc)/incr	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Planned FOA (lbs) [***]

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann AVG
2003 Actual								[***]	[***]	[***]	[***]	[***]	[***]
2004 Actual	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2005 Target	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

GPBH Adjustment (reduc)/incr [3]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Execution Copy
Flight Planned vs Actual ZFW (lbs)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann AVG
2003 Actual Variance								[***]	[***]	[***]	[***]	[***]	[***]
2004 Actual Variance	[***]	[***]	[***]	[***]	[***]	[***]	[***]
2005 Target	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

GPBH Adjustment (reduc)/incr [4]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
All-in Gallons per Block Hour (adjusted)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Ann AVG
2005 Estimate	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Worksheet Formulae

[1] Cost to Carry	((Flt Min/Cycles) * [***]) + [***], from FPCCM analysis
[2] APU hours per flight hour adjustment	(Target — (Avg Actual APU hrs per flight hour)) x [***]/[***]
[3] Planned FOA adjustment	((Target — (Average Actual FOA in lbs)) x CTC/[***])/(block hours per flight)
[4] Planned vs. Actual ZFW adjustment	((((Target tolerance) — (Avg Planned ZFW — Avg Actual ZFW)) x CTC x CTC)/[***])/(block hours per flight)
Worksheet Assumptions

Cost To Carry (CTC) varies with avg enroute time	NOTES:	All-in Gallons per Block Hour is an estimate based on several uncontrollable variables.
APU burn rate [***]		Aug 03 — Nov 03 ZFW numbers are estimates.
Flight hrs in APU calcs based on all 9E ops (scheduled and unscheduled)		Any ASA target number must be tied to the Block to Flight hour ratio.

Execution Copy
Exhibit G
Share Purchase Agreement

G-1

Execution Copy
SHARE PURCHASE AGREEMENT
     This SHARE PURCHASE AGREEMENT, dated as of December 20, 2006 (this “Agreement”), by and between PINNACLE AIRLINES CORP., a Delaware corporation (“Pinnacle Corp.”), and NORTHWEST AIRLINES, INC., a Minnesota corporation (“Northwest”).
     WHEREAS, contemporaneous with the execution of this Agreement, Northwest, Pinnacle Corp. and Pinnacle Airlines, Inc., a wholly owned subsidiary of Pinnacle Corp. (“Pinnacle Airlines”) have entered into an amendment and restatement of that certain Airline Services Agreement dated of the date hereof (the “ASA”);
     WHEREAS, pursuant to Section 5.18 of the ASA, Northwest, Pinnacle Corp. and Pinnacle Airlines have agreed to enter into this Agreement;
     WHEREAS, Northwest is the holder of one share of Series A Preferred Stock of Pinnacle Corp. (the “Share”), which has the designations, rights, preferences, powers, restrictions and limitations set forth in the Certificate of Designations of Series A Preferred Stock filed by Pinnacle Corp. with the Secretary of State of the State of Delaware on January 15, 2003 (the “Certificate of Designations”); and
     WHEREAS, Pinnacle Corp., subject to the terms and conditions set forth herein, desires to purchase from Northwest, and Northwest desires to sell to Pinnacle Corp., the Share on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.1 Certain Defined Terms. As used herein, the following terms have the meaning set forth below:
     “Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency or commission, including courts of competent jurisdiction.
     “Lien” means any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer of any nature whatsoever.
     “Person” means any individual, entity, firm, corporation, partnership, association, limited liability company, joint stock company, trust, or unincorporated organization.

ARTICLE II
Purchase and Sale of the Share
     SECTION 2.1 Purchase and Sale of the Share. Upon the terms and subject to the conditions of this Agreement, Northwest agrees to sell and convey the Share to Pinnacle Corp., and Pinnacle Corp. agrees to purchase the Share from Northwest, free and clear of all Liens, in exchange for a cash payment (the “Purchase Price”) equal to Twenty Million Dollars ($20,000,000.00); provided, however, in the event that on or before the Closing Date (as defined below) Northwest removes any aircraft from Pinnacle Airlines’ fleet pursuant to Section 3.02(a)(ii)(E) of the ASA, the Purchase Price shall be reduced to Ten Dollars ($10.00); and provided further that in the event Northwest removes any of the Twenty-Four Aircraft (as defined in the ASA) pursuant to Section 3.02(a)(ii)(E) of the ASA after the Closing Date, then Northwest shall re-pay to Pinnacle an amount equal to $19,999,990.00, which obligation shall constitute an administrative expense obligation under Bankruptcy Code §503 of Northwest to Pinnacle Corp.
     SECTION 2.2 Closing.
          (a) The purchase and sale of the Share (the “Closing”) shall take place on January 2, 2008 or such other date as is mutually agreed upon by the parties (the “Closing Date”) and at the time and location mutually agreed upon by the parties.
          (b) At the Closing, Pinnacle Corp. shall deliver the Purchase Price to Northwest by wire transfer of immediately available funds to an account designated in writing by Northwest.
          (c) At the Closing, Northwest shall deliver to Pinnacle Corp. the stock certificate representing the Share, accompanied by stock powers duly endorsed for transfer to Pinnacle Corp.
     SECTION 2.3 Conditions to Northwest’s Obligation to Close. The obligation of Northwest to close its sale of the Share to Pinnacle Corp. hereunder is subject to the satisfaction of the following conditions:
          (a) Each of the representations and warranties of Pinnacle Corp. set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.
          (b) As of the Closing Date, neither Pinnacle Corp. or Pinnacle Airlines shall be in default of its obligations under the ASA, nor shall the ASA have theretofore been terminated by Pinnacle Corp. or Pinnacle Airlines or by Northwest as a result of a default by Pinnacle Corp. or Pinnacle Airlines in any of their respective obligations under the ASA.
          (c) No Governmental Entity shall have entered and maintained in effect an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been instituted and remain pending before a Governmental Entity to restrain or prohibit the transactions contemplated by this Agreement, nor shall any Governmental Entity have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Closing.
          (d) All consents, approvals, authorizations or orders of or filings with any Governmental Entity and/or any other Person required for the consummation of the transactions contemplated herein by Pinnacle Corp. shall have been obtained or made.
     SECTION 2.4 Condition to Pinnacle Corp.s’ Obligation to Close. The obligation of Pinnacle Corp. to close its purchase of the Share hereunder is subject to the satisfaction of the following conditions:
          (a) Each of the representations and warranties of Northwest set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.
          (b) No Governmental Entity shall have entered and maintained in effect an injunction or other similar order enjoining consummation of the transactions provided for herein, and no action or proceeding shall have been instituted and remain pending before a Governmental Entity to restrain or prohibit the transactions contemplated by this Agreement, nor shall any Governmental Entity have notified any party to this Agreement that consummation of the transactions contemplated hereby would constitute a violation of the laws of the United States and that it intends to commence proceedings to restrain the consummation of the transactions contemplated hereby unless such agency shall have withdrawn such notice prior to the Closing.
          (c) All consents, approvals, authorizations or orders of or filings with any Governmental Entity and/or any other Person required for the consummation of the transactions contemplated herein by Northwest shall have been obtained or made.
ARTICLE III
Representations and Warranties concerning Northwest and Pinnacle Corp.
     Northwest represents and warrants to Pinnacle Corp. as follows:
     SECTION 3.1 Organization and Good Standing of Northwest. Northwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota.
     SECTION 3.2 Authority. Northwest has all requisite power and authority to enter into this Agreement. The execution and delivery by Northwest of this Agreement and the consummation by Northwest of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Northwest. This Agreement has been duly and validly executed and delivered by Northwest and constitutes (assuming the due and valid execution and delivery by Pinnacle Corp. of this Agreement) the legal, valid and binding obligations of

Northwest, enforceable against Northwest in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.
     SECTION 3.3 No Conflicts. The execution, delivery and performance by Northwest of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach of any of the terms or provisions of the Articles of Incorporation or the Bylaws of Northwest, (ii) violate any material law applicable to Northwest, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, license, government registration, contract, lease, agreement or other instrument or obligation to which Northwest is a party or by which Northwest or any of its assets may be bound, except such violations, breaches and defaults which are not reasonably likely to have a material adverse effect on Northwest or on the legality, validity or enforceability of this Agreement.
     SECTION 3.4 Consents and Approvals. The execution and delivery by Northwest of this Agreement and the consummation of the other transactions contemplated hereby do not require any filing by Northwest with, or approval or consent of, any Governmental Entity which has not already been made or obtained.
     SECTION 3.5 Brokers or Finders. Northwest has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.
     SECTION 3.6 Title to the Share; No Liens. Northwest has good record and beneficial title to the Share, free and clear of all Liens.
ARTICLE IV
Representations and Warranties of Pinnacle Corp.
     Pinnacle Corp. represents and warrants to Northwest as follows:
     SECTION 4.1 Organization and Good Standing of Pinnacle Corp.. Pinnacle Corp. is a corporation duly organized, validly existing and in good standing under the laws of Delaware.
     SECTION 4.2 Authority. Pinnacle Corp. has all requisite power and authority to enter into this Agreement. The execution and delivery by Pinnacle Corp. of this Agreement and the consummation by Pinnacle Corp. of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Pinnacle Corp., and this Agreement has been duly and validly executed and delivered by Pinnacle Corp. and constitutes (assuming the due and valid execution and delivery by Northwest of this Agreement) the legal, valid and binding obligations of Pinnacle Corp. enforceable against Pinnacle Corp. in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and by general equitable principles.

     SECTION 4.3 No Conflicts. The execution, delivery and performance by Pinnacle Corp. of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach of any of the terms or provisions of the Certificate of Incorporation or the Bylaws of Pinnacle Corp., (ii) violate any material law applicable to Pinnacle Corp., or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or any obligation to repay) under, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, license, government registration, contract, lease, agreement or other instrument or obligation to which Pinnacle Corp. is a party or by which Pinnacle Corp. or any of its assets may be bound, except such violations, breaches and defaults which are not reasonably likely to have a material adverse effect on Pinnacle Corp. or on the legality, validity or enforceability of this Agreement.
     SECTION 4.4 Consents and Approvals. The execution and delivery by Pinnacle Corp. of this Agreement and the consummation of the other transactions contemplated hereby do not require any filing by Pinnacle Corp. with, or approval or consent of, any Governmental Entity which has not already been made or obtained, except for such filings, consents or approvals that will have been obtained on or prior to the Closing Date.
     SECTION 4.5 Brokers and Finders. Neither Pinnacle Corp. nor any of its officers, directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the transactions contemplated by this Agreement.
ARTICLE V
Miscellaneous
     SECTION 5.1 Survival of Agreement. All representations, warranties and agreements made by Northwest and Pinnacle Corp. herein shall be considered to have been relied upon by Pinnacle Corp. and Northwest, respectively, and shall survive the execution and delivery of this Agreement and the sale and purchase of the Share and any disposition thereof, regardless of any investigation made by a Pinnacle Corp. or Northwest in respect thereof, until the expiration of the period of the applicable statute of limitations.
     SECTION 5.2 Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by any party hereto (by operation of law or otherwise) without the prior written consent of all of the other parties hereto.
     SECTION 5.3 Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
     SECTION 5.4 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     SECTION 5.5 Amendments. The terms and provisions of this Agreement may not be amended except by a written instrument signed by all the parties hereto.
     SECTION 5.6 Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all such counterparts shall together constitute but one and the same contract. This Agreement shall not, however, be effective, unless and until all of the named parties hereto execute counterparts of this Agreement.
     SECTION 5.7 Construction. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronouns shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Any references to any agreement, instrument, statute or regulation is to it as amended and supplemented from time to time (and in the case of statute or regulation, to any successor provision). The headings of Articles, Sections or other subdivisions have been inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of or interpretation of such agreement or instrument.
     SECTION 5.8 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.
     SECTION 5.9 Non-Waiver. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver, and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.
     SECTION 5.10 Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction, without reference to the conflicts of law provisions thereof.
     SECTION 5.11 Entirety of Agreement. This Agreement and the ASA set forth the entire understanding of the parties with respect to the transactions contemplated hereby, and merge and supersede all prior and contemporaneous understandings, representations and warranties with respect to such transactions. Except as expressly set forth in this Agreement or the ASA, none of the parties hereto or thereto makes any representation or warranty to any other party.
     SECTION 5.12 Notices. Any notice, request, consent or communication under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telexed or telecopied, with receipt confirmed, addressed as follows:

If to Northwest:	Northwest Airlines, Inc.
Department A6100
2700 Lone Oak Parkway
Eagan, Minnesota 55121
Attn: Vice President — Market Planning
Facsimile No: (612) 727-7113

With a copy to:	Northwest Airlines, Inc.
Department A1180
2700 Lone Oak Parkway
Eagan, Minnesota 55121
Attn: General Counsel
Facsimile No: (612) 726-7123

If to Pinnacle Corp.:	Pinnacle Airlines Corp.
1689 Nonconnah Parkway
Suit 111
Memphis, Tennessee 38132
Attn: President
Facsimile No: 901-348-4103
or to such other address as the respective parties hereto shall designate by notice in writing to the other party. Notices shall be deemed received and given on the date of delivery or the date of refusal of delivery as shown by the return receipt.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Share Purchase Agreement as of the day and year first above written.

NORTHWEST:
By:	/s/ J. Timothy Griffin
	Name:	J. Timothy Griffin
	Title:	EVP, Marketing and Distribution

PINNACLE CORP.:
By:	/s/ Philip H. Trenary
	Name:	Philip H. Trenary
	Title:	President and CEO